Exhibit 99.2

WHOLE FOODS MARKET

GROWING YOUR FUTURE 401(k) PLAN

Restated Effective October 1, 2004

Amendment No. One — Effective October 1, 2004
Amendment No. Two — Effective January 1, 2006
Amendment No. Three — Effective January 1, 2007
Amendment No. Four — Effective January 1, 2007
Amendment No. Five — Effective January 1, 2007
Amendment No. Six — Effective January 1, 2006
Amendment No. Seven — Effective January 1, 2009
Amendment No. Eight — Effective January 1, 2010
Amendment No. Nine — Effective January 1, 2012

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ARTICLE VIII	ADMINISTRATION	25

8.1	PLAN ADMINISTRATOR	25
8.2	PLAN ADMINISTRATOR POWERS AND DUTIES	25
8.3	DUTIES AND POWERS OF THE PLAN ADMINISTRATOR	26
8.4	RULES AND DECISIONS	26
8.5	PLAN ADMINISTRATOR PROCEDURES	27
8.6	AUTHORIZATION OF BENEFIT PAYMENTS	27
8.7	PAYMENT OF EXPENSES	27
8.8	INDEMNIFICATION OF THE PLAN ADMINISTRATOR	27

ARTICLE IX	NOTICES	27

9.1	NOTICE TO TRUSTEE	27
9.2	SUBSEQUENT NOTICES	27

ARTICLE X	DISTRIBUTIONS, WITHDRAWALS AND LOANS	27

10.1	METHOD OF PAYMENT	27
10.2	TIME OF PAYMENT	28
10.3	MINORITY OR DISABILITY PAYMENTS	33
10.4	DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS	33
10.5	WITHDRAWALS WHILE EMPLOYED	34
10.6	DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS	35
10.7	WITHDRAWALS ON ACCOUNT OF FINANCIAL HARDSHIP	36
10.8	LOANS TO PARTICIPANTS	37
10.9	EMPLOYMENT TRANSFERS	39
10.10	ROLLOVERS OF MANDATORY DISTRIBUTIONS	39

ARTICLE XI	TRUSTEE, INVESTMENT MANAGERS AND DIRECTED INVESTMENTS	39

11.1	APPOINTMENT OF TRUSTEE	39
11.2	APPOINTMENT OF INVESTMENT MANAGER	39
11.3	RESPONSIBILITY OF TRUSTEE AND INVESTMENT MANAGER	39
11.4	BONDING OF TRUSTEE AND INVESTMENT MANAGER	40
11.5	PARTICIPANT DIRECTION OF INVESTMENT	40

ARTICLE XII	AMENDMENT AND TERMINATION OF PLAN	42

12.1	AMENDMENT OF PLAN	42
12.2	RIGHT TO TERMINATE AND WITHDRAW	43
12.3	SUSPENSION AND DISCONTINUANCE OF CONTRIBUTIONS	43
12.4	LIQUIDATION OF TRUST FUND	43
12.5	CONSOLIDATION OR MERGER	44

ARTICLE XIII	GENERAL PROVISIONS	44

13.1	NO EMPLOYMENT CONTRACT	44
13.2	MANNER OF PAYMENT	44
13.3	NONALIENATION OF BENEFITS	44
13.4	TITLES FOR CONVENIENCE ONLY	45
13.5	VALIDITY OF PLAN	45
13.6	PLAN BINDING	45

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13.7	RETURN OF CONTRIBUTIONS	45
13.8	MISSING PARTICIPANTS OR BENEFICIARIES	45
13.9	USERRA COMPLIANCE	46

ARTICLE XIV	TOP—HEAVY RULES	46

14.1	DEFINITIONS	46
14.2	DETERMINATION OF—TOP HEAVY STATUS	47
14.3	MINIMUM EMPLOYER CONTRIBUTION	48

ARTICLE XV	ADOPTION AND WITHDRAWAL BY OTHER ORGANIZATIONS	48

15.1	PROCEDURE FOR ADOPTION	48
15.2	WITHDRAWAL	49
15.3	PARTICIPATION CONTINGENT UPON INITIAL AND CONTINUED QUALIFICATION	49

ARTICLE XVI	FIDUCIARY PROVISIONS	49

16.1	GENERAL ALLOCATION OF DUTIES	49
16.2	FIDUCIARY DUTY	50
16.3	FIDUCIARY LIABILITY	50
16.4	CO–FIDUCIARY LIABILITY	50
16.5	DELEGATION AND ALLOCATION	51

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WHOLE FOODS MARKET

GROWING YOUR FUTURE 401(k) PLAN

PREAMBLE

WHEREAS, Whole Foods Market, Inc., a corporation formed under the laws of the State of Texas (the “Company”), currently sponsors the Whole Foods Market, Inc. Growing Your Future 401(k) Plan, amended and restated effective January 1, 2002 (the “Prior Plan”) for the benefit of its eligible Team Members and their beneficiaries; and

WHEREAS, in connection with a change of its 401(k) plan provider and trustee, the Company has authorized the amendment and restatement of the Prior Plan into this amended and restated Plan; and

WHEREAS, the Company intends that this plan shall qualify as a 401(k) plan under the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the premises and to carry out the purposes and intent as set forth above, said Prior Plan is hereby restated, retitled, and amended in its entirety, superseded and replaced by this separate, restated Plan, effective October 1, 2004, except as otherwise specifically provided herein. There will be no gap or lapse in time or effect between such plans and the existence of a qualified plan shall be continuous and uninterrupted.

The terms and conditions of this restated Plan are as follows:

ARTICLE I
PURPOSE

The purpose of this Plan is to reward Team Members of the Employers, as hereinafter defined, for their loyal and faithful service, to help the Team Members accumulate funds for their later years, and to provide funds for their Beneficiaries in the event of death or disability. The benefits provided by this Plan will be paid from a Trust Fund established by the Company and will be in addition to the benefits Team Members are entitled to receive under any other programs of the Employers and from the Social Security Act.

This Plan and the separate related Trust(s) forming a part hereof are established and shall be maintained for the exclusive benefit of the Participants hereunder and their Beneficiaries. No part of the Trust Fund can ever revert to the Employers, except as hereinafter provided, or be used for or diverted to purposes other than the exclusive benefit of the Participants of this Plan and their Beneficiaries.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

2.1          Definitions.  Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

(a)           Affiliate. A member of a controlled group of corporations (as defined in Section 414(b) of the Code), a group of trades or businesses (whether or not incorporated) that are under common control (as defined in Section 414(c) of the Code), or an affiliated service group (as defined in Section 414(m) of the Code) of which an Employer is a member, or any entity otherwise required to be aggregated with an Employer pursuant to Section 414(o) of the Code and the regulations issued thereunder.

(b)           Allocation Date. The last day of the Plan Year on which the Central Support offices of the Company are open for business.

(c)           Annual Compensation.  The total wages, salaries, fees for professional services, and other amounts received by a Team Member from an Employer as remuneration for personal services rendered during each Plan Year, including any amounts not includable in the gross income of the Team Member pursuant to Sections 402(e)(3), 125(a) or 132(f)(4) of the Code, but shall not include (1) employer contributions to a plan of deferred compensation that are not included in the Team Member’s gross income for the taxable year in which contributed, or any distributions from a deferred compensation plan; (2) amounts realized from the exercise of a nonqualified stock option, or when restricted stock or property held by a Team Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts, if any, realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; (4) reimbursements or other expense allowances, cash and noncash fringe benefits (other than qualified transportation expenses), and welfare benefits, even if such items are includible in the Team Member’s gross income for the Plan Year; (5) moving expenses incurred by a Team Member; and (6) severance payments.  For this purpose, severance payments shall not include regular compensation or accrued bona fide sick, vacation or other leave paid after a Team Member’s severance from employment but prior to the later of (i) two and one-half months after the Team Member’s severance from employment or (ii) the last day of the Limitation Year (as defined in Section 6.6(b)) that includes the date of the Team Member’s severance from employment, if, absent a severance from employment, such compensation would have been paid to the Team Member for services rendered prior to the severance from employment or, in the case of accrued bona fide sick, vacation or other leave, the Team Member would have been able to use such leave, as applicable.

The Annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $245,000, as adjusted by the Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in Section 401(a)(17)(B) of the Code.  If a Plan Year consists of fewer than twelve (12) months, then the $245,000 limitation shall be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is 12.  If any Employee becomes a Participant on a day other than the first day of the Plan Year, his Annual Compensation for only that portion of the Plan Year during which he is eligible to participate in the Plan shall be taken into account in determining contributions hereunder.

(d)           Beneficiary. A person designated by a Participant or former Participant in accordance with Section 7.3 hereof to receive benefits hereunder upon the death of such Participant or former Participant.

(e)           Catch-Up Contributions. Contributions made to the Plan by an Employer, at the election of an eligible Participant, in lieu of cash compensation, pursuant to a salary reduction agreement, as provided in Section 4.2, or as otherwise permitted in accordance with Sections 4.5, 4.6 or 6.6 hereof.

(f)            Code.  The Internal Revenue Code of 1986, as amended.

(g)           Company.  Whole Foods Market, Inc., or any of its successors.

(h)           Company Matching Contributions. Contributions that may be made by an Employer for any Plan Year on behalf of a Participant who has elected to have Salary Reduction Contributions and Catch-Up Contributions made to the Plan on his behalf for such Plan Year, as provided in Section 4.3 hereof.

(i)            Company Matching Contribution Account. A separate subaccount to which is credited a Participant’s Company Matching Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.

(j)            Disability. A physical or mental condition of a Participant evidenced by eligibility for disability benefits under his Employer’s long-term disability insurance plan, where applicable, or Social Security disability benefits, except as otherwise specified in a collective bargaining agreement, if applicable.

(k)           Effective Date.  October 1, 2004, except as otherwise specifically provided herein.

(l)            Employer.  The Company and such other organizations as may adopt the Plan in accordance with Article XV, and their successor or successors, as listed on Appendix A attached hereto.

(m)          Entry Date.  The first day of each payroll period.

(n)           ERISA. The Employee Retirement Income Security Act of 1974, as amended.

(o)           Fund or Trust Fund. All assets of whatsoever kind or nature held from time to time by the Trustee in the Trust or Trusts forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., allocations, Employer contributions, earnings, or forfeitures.

(p)           Highly Compensated Employee.  The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any Team Member who performs Service for the Employer during the determination year and who, during the look—back year, received compensation from an Employer in excess of $90,000 (as adjusted pursuant to Section 415(d) of the Code).  The term Highly Compensated Employee also includes Team Members who are Five Percent (5%) Owners (as defined in Section 14.1(g) hereof) at any time during the look-back year or determination year.  For purposes of this Section 2.1(p), the determination year shall be the Plan Year. The look—back year shall be the twelve—month period immediately preceding the determination year. For purposes of this Section 2.1(p), the term “compensation” shall have the same meaning as compensation under Section 415(c)(3) of the Code.

A highly compensated former employee includes any Team Member who separated from service (or was deemed to have separated from service) prior to the determination year, performs no Service for an Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Team Member’s 55th birthday. The determination of the identity of Highly Compensated Employees will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

(q)           Hour of Service.  An Hour of Service shall include each hour for which a Team Member is directly or indirectly paid or entitled to payment by an Employer or an Affiliate for the performance of duties.  An Hour of Service shall also include all hours for which a Team Member is paid or entitled to payment by an Employer or an Affiliate, whether worked or not, plus service credit on the basis of the number of his regularly scheduled working hours, or if a Team Member has no regularly scheduled working hours, then on the basis of 40 hours a week, on account of periods of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; excluding, however, each hour for which a Team Member is so paid if such payment is solely to reimburse the Team Member for medical or medically related expenses incurred by the Team Member, or is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws. A payment shall be deemed to be made by or due from an Employer or Affiliate for this purpose regardless of whether such payment is made by or due from the Employer or Affiliate directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer or Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Team Members or are on behalf of a group of Team Members in the aggregate. In no event shall credit for the number of Hours of Service attributable to a single continuous period for which no duties are performed exceed 501.

If an Employer maintains records of Hours of Service for Team Members, such hours shall be used for periods of time during which a Team Member is paid or entitled to payment for the performance of duties, and shall be credited on the same basis for periods of time for which a Team Member is paid or entitled to payment and during which no duties are performed. For Team Members, such as exempt salaried workers, for whom such records are not available, credit for Hours of Service will be at the rate of 45 hours for each week during which a Team Member performs one Hour of Service.

These hours must be credited to Team Members in the Plan Year during which the duties were performed and not when paid, if different; provided, however, that Hours of Service credited to a Team Member for a period that extends into two Plan Years will be credited entirely to the Plan Year in which such period ends. Credit shall also be given for each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by an Employer. These hours must be credited in the Plan Year or Years to which the award or agreement pertains rather than that in which the payment, award or agreement was made.

(r)            Individual Account. The account or record maintained by the Plan Administrator showing the monetary value of the individual interest in the Trust Fund of each Participant, former Participant and Beneficiary.

(s)           Investment Managers. The qualified and acting Investment Managers, as defined in ERISA, who under this Plan may be appointed by the Company, or its authorized delegate, to invest and manage Plan assets as fiduciaries.

(t)            Leave of Absence. Any period during which a Team Member is not performing services for his Employer for a reason that the Employer shall consider not to constitute a termination of employment. A Leave of Absence shall be granted in accordance with an Employer’s rules or practices uniformly applied to the granting of Leaves of Absence. Any period required by law to be counted as Service (e.g. certain military service) shall be deemed to be a Leave of Absence in accordance with such rules as may be adopted by the Plan Administrator.

(u)           Named Fiduciary. The Plan Administrator shall be the “named fiduciary,” as that term is defined under Section 402(a)(2) of ERISA, designated to manage the operation and administration of the Plan.

(v)           Normal Retirement Date. The date on which the Participant attains age 65.

(w)          Participant. A Team Member who has met the eligibility requirements for participation in this Plan, as set forth in Article III hereof.

(x)            Plan.  Whole Foods Market Growing Your Future 401(k) Plan, as amended from time to time.

(y)           Plan Administrator.  The Company, or a committee appointed by the board of directors of the Company to administer the Plan pursuant to Article VIII hereof.

(z)            Plan Year. The period beginning on January 1st and ending on December 31st, both dates inclusive of each year.

(aa)         Prior Plan.  The Whole Foods Market, Inc. Growing Your Future 401(k) Plan, a nonstandardized prototype profit sharing plan and trust with 401(k) features,

sponsored by Strong Retirement Plan Services, as amended and restated effective January 1, 2002.

(bb)         Qualified Nonelective Contributions. Contributions that may, in the discretion of the Company, be made to the Plan by an Employer in an amount necessary to assure the Plan’s compliance with the deferral percentage test described in Section 4.6 hereof or the contribution percentage test described in Section 4.7 hereof.

(cc)         Retirement. Termination of employment following the Participant’s Normal Retirement Date. Retirement shall be considered as commencing on the day immediately following a Participant’s last day of employment.

(dd)         Rollover Contributions. Contributions that may be made to the Plan by a Participant or Team Member, as provided in Section 4.8 hereof.

(ee)         Rollover Contribution Account. A separate subaccount to which is credited a Participant’s or Team Member’s Rollover Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.

(ff)           Salary Reduction Contributions. Contributions made to the Plan by the Employer, at the election or deemed election of a Participant, in lieu of cash compensation, as provided in Section 4.1 hereof.

(gg)         Salary Reduction Contribution Account. A separate subaccount to which is credited a Participant’s Salary Reduction Contributions, if any, Catch-Up Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.

(hh)         Service. A period or periods of employment by a Team Member used in determining eligibility for Plan participation or in determining the amount of benefits to which a Team Member is entitled hereunder. If an Employer is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), is one of a group of trades or businesses (whether or not incorporated) that are under common control (as defined in Section 414(c) of the Code), is a member of an affiliated service group (as defined in Section 414(m) of the Code) or is otherwise required to be aggregated with any entity pursuant to Section 414(o) of the Code and the regulations issued thereunder, then Service shall include any employment with any Affiliate of such Employer.

(ii)           Team Member. Solely for purposes of this Plan, the term “Team Member” shall mean any person who is receiving remuneration for personal services rendered to an Employer, or who would be receiving such remuneration except for an authorized Leave of Absence.  The term “Team Member” shall also, solely for purposes of this Plan, include any “leased employee”, as such term is defined below, deemed to be an employee of an Employer or any Affiliate, as provided in Sections 414(n) or (o) of the Code. The term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one (1) year, and such services are performed under the primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization, that are attributable to services performed for the recipient, shall be treated as provided by the recipient.

A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement that are excludable from the employee’s gross income under Sections 125, 402(e)(3), 402(h), 403(b), 457(b) or 132(f)(4) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than twenty percent (20%) of the recipient’s nonhighly compensated work force.

(jj)           Trust.  The Whole Foods Market Growing Your Future 401(k) Trust, as amended from time to time, or such other trust or trusts established to hold and invest contributions made under the Plan for the exclusive benefit of the Participants and former Participants included in the Plan from which the benefits will be distributed.

(kk)         Trustee. The qualified and acting trustee or trustees under the Trust, who shall be the fiduciary designated to invest and manage the Plan assets, other than those that may be managed exclusively by the Investment Manager(s), and to operate and administer the Trust Fund.

(ll)           Valuation Date. Each day on which the financial markets are open for trading activity, except to the extent otherwise prescribed by an authorized investment designated by the Company, or its authorized delegate, or Investment Manager, if applicable.

(mm)       Year of Service.  A twelve (12) consecutive month computation period in which a Team Member completes at least 1,000 Hours of Service. The applicable computation period for measuring a Year of Service is, initially, the twelve (12) consecutive month period beginning on the date that a Team Member first performs an Hour of Service (the “Employment Commencement Date”). If a Team Member does not complete at least 1,000 Hours of Service during the initial computation period, succeeding twelve (12) consecutive month periods shall begin on the first day of each Plan Year, beginning with the first day of the Plan Year that begins prior to the first anniversary of the Employment Commencement Date. All of a Team Member’s Years of Service shall be counted, subject to the following exceptions:

(i)            Prior to the Effective Date, Years of Service shall be computed and counted pursuant to the provisions of the Prior Plan in effect on the day before the Effective Date.  In the event a Team Member becomes a Participant in this Plan subsequent to the Effective Date, Years of Service shall include all Service credited under the terms of the Prior Plan immediately prior to the date on which such Participant commences participation hereunder.

(ii)           Each Team Member shall receive credit for Years of Service incurred while employed with a predecessor of an Employer hereunder, whether such predecessor was a corporation, partnership, sole proprietorship or other business entity. A predecessor shall include any business entity whose capital stock or assets were acquired by any Employer participating in this Plan.

(nn)         Deemed Election Date. Except as otherwise provided herein, the Entry Date immediately following the one hundred eighty (180)-day period beginning on the later of:  (a) the date on which the Participant is first eligible for participation under Section 3.1 hereof or, (b) the applicable Notification Date.  Notwithstanding the foregoing, in the event that a Participant is on a Leave of Absence or on seasonal status on such Entry Date, such Participant’s Deemed Election Date shall be delayed to the Entry Date immediately following the one hundred eighty (180)-day period beginning on the later of:  (a) the date on which such Participant is again actively at work or, as applicable, returns to non-seasonal status or (b) the applicable Notification Date following such return to active work or return to non-seasonal status.  Furthermore, in the event that a Participant’s employment with the Employer and all Affiliates terminates, any prior deemed election shall automatically terminate (or, in the event such termination occurs prior to the Deemed Election Date, whether or not such employment is later reinstated), such Participant shall have a new Deemed Election Date, which shall be the Entry Date immediately following the one hundred eighty (180)-day period beginning on the later of:  (a) the date on which such Participant is eligible for re-entry into the Plan, as provided in Section 3.3 hereof or, if employment shall be reinstated, the date of such reinstatement; or (b) the applicable Notification Date thereafter.  Notwithstanding the foregoing, with respect to Participants who were eligible to participate in the Plan prior to January 1, 2007, the Deemed Election Date shall be the first day of the first payroll period with respect to which payment is made on or after January 1, 2007, unless any such Participant shall not have received notification of the automatic enrollment provisions of the Plan prior to January 1, 2007, in which case the Deemed Election Date of such Participant shall be the Entry Date immediately following the one hundred eighty (180)-day period commencing on January 1, 2007.

(oo)         Notification Date.  The date on which the Plan Administrator or, if later, its authorized delegate, notifies the Participant that, absent a salary reduction election (including an election to contribute 0% of his Annual Compensation) filed with the Plan Administrator, he will be deemed to have made an election under Section 4.1 hereof to have three percent (3%) of his Annual Compensation contributed to the Trust Fund on his behalf.  In the event that a Participant shall be entitled to an additional notification following a termination of employment, return to non-seasonal status, or return from a Leave of Absence, the date of the notification by the Plan Administrator or, if later, its authorized delegate, following such return to employment, return to non-seasonal status, or return to active work shall apply.

(pp)         Spouse.  An individual of the opposite sex who is married to the Team member.

(qq)         Company Stock Fund.  A fund that invests solely in the common stock of the Company.

2.2          Construction.  The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section. The Plan and Trust shall each form a part of the other by reference and terms shall be used therein interchangeably.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1          Eligibility Requirements.  Every Team Member who was a Participant in the Plan prior to January 1, 2007 shall continue to be a Participant in the Plan.  Every other Team Member shall become a Participant in the Plan on the Entry Date following the later of the date on which the Team Member first performs an Hour of Service or the date on which the Team Member attains the age of eighteen (18). Notwithstanding the foregoing, (a) Team Members included in a unit of employees covered by a collective bargaining agreement between employee representatives and an Employer, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, shall not be eligible to participate in the Plan unless such collective bargaining agreement expressly provides for the inclusion of such Team Members under the Plan; (b) non-resident aliens who receive no earned income from an Employer that constitutes income from sources within the United States shall not be eligible to participate in the Plan; (c) leased employees (as defined in Section 2.1(ii) hereof) shall not be eligible to participate in the Plan; and (d) an individual who is not treated as an employee on an Employer’s books and records (such as a person who as a matter of practice is treated by the Employer as an independent contractor or a contingent worker employed by another entity, but who is later determined to be an employee as a matter of fact) shall not be an eligible Team Member during any part of a Plan Year in which such person was not treated as an employee on the Employer’s books and records, despite any retroactive recharacterization.

3.2          Notification of Eligibility.  The Plan Administrator shall promptly notify each Team Member of his qualification as a Participant and shall furnish each new Participant a copy of such explanation of the Plan as the Plan Administrator shall provide for that purpose.

3.3          Re—entry of Prior Participants.

(a)           A Team Member who terminates employment after becoming a Participant hereunder shall be eligible to participate immediately upon his completion of an Hour of Service following his reemployment by an Employer.

(b)           In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Team Members, such Team Member shall participate immediately upon his return to an eligible class of Team Members. In the event a Team Member who is not a member of an eligible class of Team Members becomes a member of an eligible class, such Team Member shall participate immediately if he has satisfied the requirements of Section 3.1 and would previously have become a Participant had he been in an eligible class.

ARTICLE IV
CONTRIBUTIONS

4.1         Salary Reduction Contributions.  Each Participant may elect to have contributed on his behalf to the Trust Fund, on a pre—tax basis, any whole percentage of his Annual Compensation.  In the event the Plan Administrator fails to receive a proper election for a Participant, the Participant shall be deemed to have made an election under this Section 4.1 to have three percent (3%) of his Annual Compensation contributed on his behalf to the Trust Fund as of the Deemed Election Date.  Notwithstanding any provision herein to the contrary, any percentage of Annual Compensation elected (or deemed elected) to be contributed to the Trust Fund on the Participant’s behalf may not exceed the applicable dollar amount for such Plan Year, as provided in Section 402(g) of the Code ($15,500 for the Participant’s taxable year beginning in 2007), adjusted for taxable years of the Participant beginning after December 31, 2007 for increases in the cost of living as provided in Section 402(g)(4) of the Code. Salary Reduction Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Salary Reduction Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant’s paycheck, and shall be credited to the Salary Reduction Contribution Account of the Participant.

4.2         Catch-Up Contributions.  Each Participant who has or would have attained age fifty (50) prior to the close of the Participant’s taxable year, may, as of January 1 of such year, elect to have Catch-Up Contributions contributed on his behalf to the Trust Fund on a pre-tax basis, in accordance with, and subject to the limitations of, Section 414(v) of the Code. Except as otherwise provided under Sections 4.5, 4.6 and 6.6 hereof, Catch-Up Contributions shall be made pursuant to a salary reduction election, in accordance with Section 5.3 hereof.  Catch-Up Contributions are at all times one hundred percent (100%) vested and nonforfeitable.  Catch-Up Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant’s paycheck and shall be credited to the Salary Reduction Contribution Account of the Participant.

4.3         Company Matching Contributions.  Each Employer shall, for each Plan Year, contribute to the Trust Fund such Company Matching Contribution, if any, as the board of directors of the Company shall determine.  The Company Matching Contribution may be made in cash or in shares of Company stock. The amount of Company Matching Contribution, if any, shall be determined in the sole and absolute discretion of the board of directors of the Company. If a Company Matching Contribution is made, such contribution will equal a specified percentage of each Participant’s Salary Reduction Contributions and Catch-Up Contributions, if any, not to exceed the specific amount established by the board of directors of the Company.  Company Matching Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Company Matching Contributions shall be paid to the Trust Fund no later than the due date (including extensions) of the Company’s income tax return for the taxable year with respect to which the applicable Salary Reduction Contributions and Catch-Up Contributions, if any, are made, and shall be allocated for tax purposes, as of each Allocation Date, to the

Company Matching Contribution Account of each eligible Participant who has elected to have Salary Reduction Contributions and Catch-Up Contributions, if any, made to the Trust Fund on his behalf during the applicable period, as provided in Section 6.2.

4.4         Qualified Nonelective Contributions.  Each Employer shall, for each Plan Year, contribute to the Trust Fund such Qualified Nonelective Contributions, if any, as the board of directors of the Company shall determine. The amount of Qualified Nonelective Contributions, if any, shall be determined in the sole and absolute discretion of the board of directors of the Company. Qualified Nonelective Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Qualified Nonelective Contributions shall be added to and become a part of the Trust Fund no later than the due date (including extensions) of the Employer’s income tax return for the taxable year with respect to which the Qualified Nonelective Contributions are made, and shall be allocated for tax purposes, as of each Allocation Date, to the Salary Reduction Contribution Account of each eligible Participant, as provided in Section 6.3.

4.5         Reduction of Excess Deferrals.  If a Participant’s Salary Reduction Contributions hereunder should exceed the applicable dollar amount as set forth in Section 402(g) of the Code ($13,000 for the Participant’s taxable year beginning 2004), adjusted for taxable years of the Participant beginning after December 31, 2006 for increases in the cost of living, as set forth in Section 402(g)(4) of the Code, the excess (with earnings thereon) shall be reduced as follows:

(a)           To the extent that such excess Salary Reduction Contributions do not exceed the applicable dollar amount under Section 414(v) of the Code, reduced by elective deferrals previously treated as Catch-Up Contributions, for the taxable year in which the Plan Year ends, whether under this Plan or another applicable employer plan (as defined in Section 414(v)(6)(A) of the Code), the amount of such excess Salary Reduction Contributions shall be recharacterized as Catch-Up Contributions, if such Participant is otherwise eligible to make Catch-Up Contributions pursuant to Section 4.2 during the taxable year in which the excess deferral arises;

(b)           If the Participant is not eligible to make Catch-Up Contributions, as provided in Section 4.2 above, or to the extent that recharacterization of such excess Salary Reduction Contributions, together with elective deferrals previously treated as Catch-Up Contributions, whether under this Plan or another applicable employer plan (as defined in Section 414(v)(6)(A) of the Code), exceeds the applicable dollar amount under Section 414(v) of the Code, the amount of such excess Salary Reduction Contributions shall be distributed to the Participant. Any distribution under this paragraph (b) shall be made to the Participant no later than the April 15th immediately following the close of the Participant’s taxable year with respect to which such excess deferrals were made.

If the Participant also participates in another elective deferral program (within the meaning of Section 402(g)(3) of the Code) and if, when aggregating his elective deferrals under all such programs, an excess deferral arises under the applicable dollar amount set forth in Section 402(g) of the Code with respect to such Participant, the Participant shall, no later than March 1st following the close of the Participant’s taxable year, notify the Plan Administrator as to the portion of such excess deferrals to be allocated to this Plan and such excess so allocated to this Plan (with earnings thereon) shall be deemed a Catch-Up Contribution in accordance with paragraph (a) herein, as the case may be, or distributed to the Participant in accordance with paragraph (b) herein.  In the event there is a loss allocable to an excess deferral, any distribution to a Participant as required by paragraph (b) of this Section shall be no greater than the lesser of: (i) the value of the Participant’s Salary Reduction Contribution Account (without regard to Catch-Up Contributions) or (ii) the Participant’s excess deferrals for the taxable year.

4.6         Deferral Percentage Test.

(a)           Determination of Deferral Percentages.  As soon as administratively feasible after the end of each Plan Year (or other applicable period) the Plan Administrator shall determine:

(i)            Deferral Percentage. The “deferral percentage” for each Team Member who is then eligible for Salary Reduction Contributions, which shall be the ratio of the amount of such Team Member’s Salary Reduction Contributions for such Plan Year (less excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year in accordance with Section 4.5(b) above) to the Team Member’s compensation for such Plan Year.  For purposes of this Section 4.6, the term “compensation” shall have the same meaning as compensation under Section 2.1(p) hereof.

(ii)           Highly Compensated Deferral Percentage. The “highly compensated deferral percentage” shall be the average of the “deferral percentages” for all Team Members then eligible for Salary Reduction Contributions who are Highly Compensated Employees.

(iii)          Nonhighly Compensated Deferral Percentage.  The “nonhighly compensated deferral percentage” shall be the average of the “deferral percentages” for all Team Members then eligible for Salary Reduction Contributions who were not included in the “highly compensated deferral percentage” described in subparagraph (ii) above.

If a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the deferral percentage test, then such Team Member’s deferral percentage shall be determined by aggregating his participation in all such plans. In addition, if an Employer maintains two (2) or more plans subject to the deferral percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under either Section 410(b) or 401(a)(4) of the Code, then such plans are treated as a single plan for purposes of the deferral percentage test.   If, however, the Company elects to apply Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Section 410(b)(1) of the Code, the Company may, in determining whether the Plan meets the requirements of this Section 4.6, either elect to (A) exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code or (B) perform the deferral percentage test separately for the group of Employees who have met the minimum age and service requirements of Section 410(a)(1)(A) of the Code and the group of Employees who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.  For purposes of implementing the deferral percentage test, Catch-Up Contributions made under Section 4.2 hereof and elective deferrals treated as Catch-Up Contributions in accordance with Section 4.5 hereof shall be disregarded.

(b)           Limitation on Highly Compensated Deferral Percentage.  In no event shall the “highly compensated deferral percentage” exceed the greater of: (1) a deferral percentage equal to one and one—fourth (1¼) times the “nonhighly compensated deferral percentage” or (2) a deferral percentage equal to two (2) times the “nonhighly compensated deferral percentage,” but not more than two (2) percentage points greater than the “nonhighly compensated deferral percentage.”

(c)           Recharacterization of Excess Salary Reduction Contributions.  If the above deferral percentage test would otherwise be violated as of the end of the Plan Year, then, to the extent that the excess Salary Reduction Contributions of such Highly Compensated Employees do not exceed the applicable dollar amount under Section 414(v) of the Code, reduced by elective deferrals previously treated as Catch-Up Contributions for the Plan Year, whether under this Plan or another elective deferral program (as defined under Section 402(g)(3) of the Code), the amount of the excess Salary Reduction Contributions of such Highly Compensated Employees shall be recharacterized as Catch-Up Contributions, if such Participant is otherwise eligible to make Catch-Up Contributions under Section 4.2 during the taxable year in which the excess deferral arises.

(d)           Application of Qualified Nonelective Contributions. If, after recharacterization of excess Salary Reduction Contributions of Highly Compensated Employees in accordance with paragraph (c) above, the deferral percentage test would still be violated as of the end of the Plan Year, then, subject to satisfaction of the conditions described in Section 1.401(k)—1(b)(5) of the Treasury Regulations, the “deferral percentage,” as defined in (a)(i) above, shall instead be the ratio of the sum of the Team Member’s Salary Reduction Contributions (less excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year), plus Qualified Nonelective Contributions, if any, and, to the extent necessary to satisfy the deferral percentage test, Company Matching Contributions for such Plan Year to the Team Member’s compensation for such Plan Year, as defined in subparagraph (a)(i) hereof. Any Company Matching Contributions so utilized to satisfy the deferral percentage test shall at all times be one hundred percent (100%) vested and nonforfeitable and shall be excluded from consideration for purposes of the contribution percentage test described in Section 4.7 hereof.

(e)           Distribution of Excess Contributions.  If, after consideration of Qualified Nonelective Contributions, if any, and applicable Company Matching Contributions, if any, as provided in accordance with paragraph (d) above, the deferral percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Salary Reduction Contribution (other than excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year) included in the “highly compensated deferral percentage” for a Participant whose deferral percentage is greater than the permitted maximum shall be revoked to the extent necessary to comply with such deferral percentage test and the amount of such Salary Reduction Contribution (other than excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year), to the extent revoked, shall constitute an “excess contribution” to be distributed (with earnings thereon) no later than the last day of the Plan Year following the Plan Year with respect to which such contribution was made.  Excess contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the deferral percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all excess contributions have been allocated. For purposes of the preceding sentence, the “largest” amount is determined after distribution of any amounts distributed hereunder pursuant to Section 4.5 hereof.  For Plan Years commencing on and after January 1, 2006, but prior to January 1, 2008, a distribution of an excess contribution shall include the sum of the allocable gain or loss (“income”) for the Plan Year in which the excess contribution arose and the allocable income for the period following the Plan Year in which the excess contribution arose and ending on the date of distribution (the “gap period”).  For this purpose, the income for the gap period shall be equal to ten percent (10%) of the income allocable to the excess contribution for the Plan Year in which the excess contribution arose, multiplied by the number of calendar months that have elapsed since the end of the Plan Year.  A corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth (15th) day of a month is treated as made on the last day of the month. Effective January 1, 2008, income for the gap period shall no longer be distributed.  In the event there is a loss allocable to an excess contribution, any distribution to a Participant as required by this Section shall be no greater than the lesser of:  (a) the value of the Participant’s Salary Reduction Contribution Account (without regard to Catch-Up Contributions) or (b) the Participant’s excess contribution for the Plan Year.  If an excess contribution is distributed to a Participant in accordance with the foregoing, any Company Matching Contribution relating to such excess contribution shall be forfeited and then applied as described in Section 6.4 hereof and shall not be taken into account in determining the Participant’s contribution percentage under Section 4.7.

4.7         Contribution Percentage Test.

(a)           Determination of Contribution Percentages.  As soon as administratively feasible after each Plan Year (or other applicable period), the Plan Administrator shall determine:

(i)            Contribution Percentage. The “contribution percentage” for each Team Member who is then eligible to receive Company Matching Contributions, which shall be the ratio of the amount of such Team Member’s Company Matching Contributions for such Plan Year to the Team Member’s compensation for such Plan Year.  For purposes of this Section 4.7, the term “compensation” shall have the same meaning as compensation under Section 2.1(p) hereof.

(ii)           Highly Compensated Contribution Percentage.  The “highly compensated contribution percentage” shall be the average of the “contribution percentages” for all Team Members then eligible for Company Matching Contributions who are Highly Compensated Employees.

(iii)          Nonhighly Compensated Contribution Percentage. The “nonhighly compensated contribution percentage” shall be the average of the “contribution percentages” for all Team Members then eligible for Company Matching Contributions who were not included in the “highly compensated contribution percentage” described in subparagraph (ii) above.

If a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the contribution percentage test, then such Team Member’s contribution percentage shall be determined by aggregating his participation in all such plans. In addition, if an Employer maintains two (2) or more plans subject to the contribution percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under Section 410(b) or 401(a)(4) of the Code, then such plans are treated as a single plan for purposes of the contribution percentage test.   If, however, the Company elects to apply Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Section 410(b)(1) of the Code, the Company may, in determining whether the Plan meets the requirements of this Section 4.7, either elect to (A) exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code or (B) perform the deferral percentage test separately for the group of Employees who have met the minimum age and service requirements of Section 410(a)(1)(A) of the Code and the group of Employees who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

(b)           Limitation on Highly Compensated Contribution Percentage.  In no event shall the “highly compensated contribution percentage” exceed the greater of: (1) a contribution percentage equal to one and one—fourth (1¼) times the “nonhighly compensated contribution percentage” or (2) a contribution percentage equal to two (2) times the “nonhighly compensated contribution percentage,” but not more than two (2) percentage points greater than the “nonhighly compensated contribution percentage.”

(c)           Application of Qualified Nonelective Contributions.  If the above contribution percentage test would otherwise be violated as of the end of the Plan Year, then, subject to satisfaction of the conditions described in Section 1.401(m)—1(b)(5) of the Treasury Regulations, the “contribution percentage,” as defined in (a)(i) above, shall instead be the ratio of the sum of the Team Member’s Company Matching Contributions and, to the extent necessary to satisfy the contribution percentage test, Salary Reduction Contributions and Qualified Nonelective Contributions, if any, for such Plan Year to the Team Member’s compensation for such Plan Year, as defined in subparagraph (a)(i) hereof. Any Salary Reduction Contributions or Qualified Nonelective Contributions so utilized to satisfy the contribution percentage test shall be excluded from consideration for purposes of the deferral percentage test described in Section 4.6.

(d)           Distribution of Excess Aggregate Contributions.  If, after consideration of applicable Salary Reduction Contributions and Qualified Nonelective Contributions, in accordance with paragraph (c) above, the contribution percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Company Matching Contribution included in the “highly compensated contribution percentage” for a Participant whose contribution percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such contribution percentage test and the amount of such contribution, to the extent revoked, shall constitute an “excess aggregate contribution” to be distributed (with earnings thereon) no later than the last day of the Plan Year following the Plan Year with respect to which such contribution was made.  Excess aggregate contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the contribution percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all excess aggregate contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after first determining required distributions under Section 4.5 hereof, and then determining excess contributions under Section 4.6.  For Plan Years commencing on and after January 1, 2006, but prior to January 1, 2008, a distribution of an excess aggregate contribution shall include the sum of the allocable gain or loss (“income”) for the Plan Year in which the excess aggregate contribution arose and the allocable income for the period following the Plan Year in which the excess aggregate contribution arose and ending on the date of distribution (the “gap period”).  For this purpose, the income for the gap period shall be equal to ten percent (10%) of the income allocable to the excess aggregate contribution for the Plan Year in which the excess aggregate contribution arose, multiplied by the number of calendar months that have elapsed since the end of the Plan Year.  A corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth (15th) day of a month is treated as made on the last day of the month. Effective January 1, 2008, income for the gap period shall no longer be distributed.  In the event there is a loss allocable to an excess aggregate contribution, any distribution to a Participant as required by this Section shall be no greater than the lesser of:  (a) the value of the Participant’s Company Matching Contribution Account or (b) the Participant’s excess aggregate contribution for the Plan Year.

4.8         Rollover Contributions.  Any Participant who is entitled to receive an “eligible rollover distribution,” as such term is defined in Section 10.6 hereof, may, in accordance with procedures approved by the Plan Administrator, elect to transfer directly to the Trustee, as a trustee—to—trustee transfer, an amount equal to all or a portion of such distribution; provided that the maximum amount of such transfer shall be the fair market value of that portion of the distribution that would be includable in gross income if not so transferred (determined without regard to Section 402(c) of the Code).

Any Participant who has had distributed to him an amount that qualifies as an “eligible rollover distribution,” as such term is defined in Section 10.6 hereof, may, in accordance with procedures approved by the Plan Administrator, contribute an amount to the Trust Fund equal to all or any portion of such distribution, provided the following conditions are met:

(a)           The contribution occurs on or before the 60th day following his receipt of such distribution or, if such distribution has previously been deposited in an individual retirement account (as defined in Section 408 of the Code), the contribution occurs on or before the 60th day following his receipt of such distribution from the individual retirement account or such later date as the Internal Revenue Service may specify, following a waiver by the Internal Revenue Service of the 60-day period applicable to such contribution; and

(b)           The maximum amount of such contribution shall be the fair market value of that portion of the distribution that would be includable in gross income if not so transferred (determined without regard to Section 402(c) of the Code).

Amounts transferred directly to the Trustee or contributed to the Trust Fund in accordance with this Section 4.8 shall consist of cash only, except that such transfer or contribution may include one or more loans outstanding under the terms of a plan sponsored by the predecessor of an Employer (within the meaning of Section 2.1(mm)(ii) hereof) which is qualified under Section 401(a) of the Code, if such transfer is expressly authorized by the Plan Administrator.

The Plan Administrator shall develop such procedures, and may require such information from a Participant desiring to make such a contribution or direct transfer, as it deems necessary or desirable to determine that the proposed contribution or transfer will meet the requirements of this Section. Upon approval by the Plan Administrator, the amount contributed or transferred shall be deposited in the Trust and shall be credited, as of the Valuation Date coincident with or next following such contribution or transfer, to a Rollover Contribution Account for the Participant.

A Team Member in an eligible class to participate in the Plan, whether or not he has satisfied the eligibility conditions of the Plan, as set forth in Section 3.1 hereof, may make a Rollover Contribution to the Trust Fund to the same extent and in the same manner as a Participant. If such Team Member makes a Rollover Contribution to the Trust Fund prior to satisfying the Plan’s eligibility conditions, the Plan Administrator and Trustee shall treat the Team Member as a Participant for all purposes of the Plan except for purposes of sharing in allocations of contributions until he actually becomes a Participant.

Each Participant’s or Team Member’s Rollover Contribution Account shall be 100% vested and nonforfeitable at all times, and shall share in asset adjustments pursuant to Section 5.2 herein, but shall not share in allocations of contributions. Upon termination of employment, the total amount of a Participant’s Rollover Contribution Account shall be distributed in accordance with Article X hereof.

4.9         Contributions by Participants.  Participants are neither required nor permitted to make after-tax contributions under this Plan.

ARTICLE V
ADJUSTMENT OF INDIVIDUAL ACCOUNTS

5.1         Individual Accounts.  The Plan Administrator shall maintain an Individual Account for each Participant, former Participant and Beneficiary showing the monetary value of such individual’s interest in the Trust Fund.  Each Individual Account shall be composed of a Company Matching Contribution Account, to which Company Matching Contributions, if any, shall be credited; a Salary Reduction Contribution Account, to which Salary Reduction Contributions, if any, and Catch-Up Contributions, if any, shall be credited, together with Qualified Nonelective Contributions and Company Matching Contributions, if any, utilized to satisfy the deferral percentage test or the contribution percentage test, as set forth in Sections 4.6 and 4.7 hereof.  If an individual has elected to make a Rollover Contribution, then his Individual Account shall include a Rollover Contribution Account. Such accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund, except as otherwise provided herein.

5.2         Method of Adjustment.  The Plan Administrator, or the Trustee or Investment Manager, as directed by the Company, or its authorized delegate, shall value the assets of the Trust Fund on each Valuation Date. In making such valuation, the Plan Administrator, or the Trustee or Investment Manager, as the case may be, shall arrive at the fair market value of each investment in the Trust Fund. As of each Valuation Date, before taking into account the contributions of the Employer for the period since the last preceding Valuation Date, the Plan Administrator shall adjust all Individual Accounts as follows:

(a)           The Plan Administrator shall determine the market value of each investment in the Trust Fund, including the effect of expenses of administration and other charges against such fund since the last Valuation Date.

(b)           The Plan Administrator shall determine the total aggregate value of all Individual Accounts participating in the investment as shown in its records as of the prior Valuation Date. The Individual Account balances of Participants, former Participants and Beneficiaries shall be reduced by any amounts paid to them from the investment since the last Valuation Date.

(c)           The Plan Administrator shall then adjust the value of each such Individual Account participating in the investment by crediting each Individual Account with its proportion of the difference between (a) and (b) if (a) is the larger or charging it with its proportion of the difference between (a) and (b) if (b) is the larger; the proportion to be so credited or charged to each such Individual Account shall be calculated by multiplying the difference between (a) and (b) by a fraction, the numerator of which is the value of said Individual Account and the denominator of which is the aggregate value of all such Individual Accounts.

After adjustment of the value of the assets held therein, the Plan Administrator shall credit contributions made on behalf of a Participant after the prior Valuation Date to the Individual Participant’s Account.

5.3         Salary Reduction Elections.  Each Participant who desires to make Salary Reduction Contributions (including an election to contribute 0% of his Annual Compensation) shall indicate such intent by making a salary reduction election to be effective as of the first day of the first payroll period for which he elects Salary Reduction Contributions; provided, that each Participant with respect to whom a deemed election has been made pursuant to Section 4.1 hereof shall be deemed to have filed a salary reduction election to be effective as of the Deemed Election Date.  Each Participant who is eligible to make Catch-Up Contributions under Section 4.2 hereof and who desires to make such contributions for the taxable year shall indicate such intent by making a salary reduction election to be effective as of the first day of the first payroll period for which he elects Catch-Up Contributions. Such elections must be made prior to the first day of the applicable payroll period and shall be effective for each payroll period thereafter until modified or amended, as provided below.

Salary reduction elections (including deemed elections) shall constitute a payroll withholding agreement between the Participant and the Employer, and shall constitute authorization for the reduction in Annual Compensation described above.  The terms of such elections shall evidence the Participant’s intent to have his Employer withhold from his compensation each payroll period any whole percentage of his Annual Compensation, subject to the applicable limitations of Article IV.  The Employer will make a contribution to the Trust Fund on behalf of the Participant for each payroll period in an amount equal to the total amount by which the Participant’s Annual Compensation from the Employer was reduced during such payroll period pursuant to the salary reduction election

Notwithstanding any provision of this Section 5.3 to the contrary, salary reduction elections shall be governed by the following general guidelines:

(a)           A salary reduction election shall be made in the manner determined by the Plan Administrator.  All salary reduction elections (including deemed elections) shall apply to each payroll period during which such election is in effect.  Upon termination of employment, such election will become void.

(b)           A Participant may revoke his salary reduction election (or a deemed election) at any time upon advance notice to the Plan Administrator, within the time period established by the Plan Administrator, and thus discontinue all future withholding thereafter. Following such a revocation, a Participant may elect to resume withholding effective as of the first day of the first full payroll period next following the payroll period in which the revocation occurs, or as of the first day of any payroll period thereafter next following timely receipt by the Plan Administrator of such notice.  A resumption of withholding following the revocation of a salary reduction election may be made only upon advance notice to the Plan Administrator, within the time period established by the Plan Administrator, and in the manner prescribed by the Plan Administrator.  A Participant may increase the percentage to be withheld from his Annual Compensation or decrease the percentage to be withheld from his Annual Compensation upon advance notice to the Plan Administrator, within the time period established by the Plan Administrator, and in the manner prescribed by the Plan Administrator, such increase or decrease to be effective as of the first day of the first full payroll period next following timely receipt by the Plan Administrator of such notice.  Any revocation of or change in the terms of a salary reduction election shall be made in the manner prescribed by the Plan Administrator.

(c)           An Employer may unilaterally amend or revoke a salary reduction election (including a deemed election) at any time, including an amendment to recharacterize an election of Salary Reduction Contributions as an election of Catch-Up Contributions, if the Employer determines that such revocation or amendment is necessary to insure that a Participant’s Annual Additions, as defined in subsection 6.6(b) hereof, for any Plan Year will not exceed the limitations of Article VI or to ensure that the requirements of Section 401(k) of the Code and Sections 4.1 and 4.2 hereof have been satisfied with respect to the amount that may be withheld and contributed on behalf of a Participant.

ARTICLE VI
ALLOCATIONS

6.1         Salary Reduction, Catch-Up Contributions and Rollover Contributions.  Salary Reduction Contributions and Catch-Up Contributions, if any, shall be credited to the Individual Accounts of Participants and former Participants, as soon as practicable after deduction from the Participant’s compensation, in accordance with each Participant’s or former Participant’s salary reduction election.  Rollover Contributions shall be credited to the Individual Accounts of Participants and Team Members as provided in Section 4.8 hereof.

6.2         Company Matching Contributions.  As of each Allocation Date, but after any adjustment of Individual Accounts as provided in Section 5.2, and other applicable provisions herein, the Plan Administrator shall allocate the Company Matching Contribution of the Employer, if any, for the Plan Year ending with said Allocation Date to the Individual Accounts of each Participant and former Participant who is employed on the Allocation Date or who terminated employment during such Plan Year on account of his death or Disability, or following his Normal Retirement Date.  The amount of the annual Company Matching Contribution, if any, allocated to the Individual Account of each such Participant or former Participant shall be that percentage specified for the applicable Plan Year of such Participant’s or former Participant’s Salary Reduction Contributions and Catch-Up Contributions, if any, as specified by the board of directors of the Company for the applicable Plan Year.

6.3         Qualified Nonelective Contributions.  As of each Allocation Date, but after any adjustment of Individual Accounts as provided in Section 5.2, and other applicable provisions herein, the Plan Administrator shall allocate Qualified Nonelective Contributions, if any, for the Plan Year ending with said Allocation Date to the Individual Accounts of each Participant and former Participant who is not a Highly Compensated Employee for the Plan Year, but only with respect to such Participant or former Participant who was employed on the Allocation Date or who terminated employment during the Plan Year as a result of his death, Disability or after following his Normal Retirement Date. The amount of the contribution allocated under this Section 6.3 to the Individual Account of each such Participant or former Participant shall be in the proportion that his Annual Compensation during the applicable Plan Year bears to the total Annual Compensation of all such Participants and former Participants during the applicable Plan Year.

6.4         Forfeitures.  If a Participant or former Participant forfeits a portion of his Individual Account as provided in Section 4.6 or 13.8 hereof, then said forfeited amount shall be used to restore accounts previously forfeited in accordance with Section 13.8, to reduce Company Matching Contributions or to pay administrative expenses of the Plan, as determined in the sole discretion of the Plan Administrator.

6.5         Notification to Participants.  At least annually, the Plan Administrator shall advise each Participant, former Participant and Beneficiary for whom an Individual Account is held hereunder of the then balance in such account.

6.6         Maximum Annual Addition to Account.

(a)           Excess Allocations.  If an Employer maintains, or has ever maintained, this Plan and one or more other qualified defined contribution plans, the Annual Additions (as defined in subsection (b) below) allocated under this Plan to any Participant’s Individual Account shall be limited in accordance with the allocation provisions of this Section 6.6(a).

The amount of the Annual Additions that may be allocated together with Annual Additions allocated on behalf of any such Participant under any other defined contribution plan of an Employer for the limitation year (as defined in subsection (b) below) in which such Allocation Date occurs, under this Plan to any Participant’s Individual Account as of any Allocation Date, shall not exceed the Maximum Permissible Amount (as defined in subsection (b) below), based upon Compensation, as defined herein, up to such Allocation Date, for such Limitation Year.

If an Allocation Date of this Plan coincides with an allocation date of any other plan described in the above paragraph, the amount of Annual Additions to be allocated on behalf of a Participant under this Plan as of such date shall be an amount equal to the product of the amount described in the next preceding paragraph multiplied by a fraction (not to exceed 1.0), the numerator of which is the amount to be allocated under this Plan without regard to this Article, during the Limitation Year and the denominator of which is the amount that would otherwise be allocated as of such date under all plans of the Employer without regard to this Section 6.6.

If, as a result of the first three paragraphs of this Section 6.6(a), the allocation of Annual Additions is to be reduced, such reduction shall be made as follows:

(i)            To the extent that the excess Annual Additions of such Participant do not exceed the applicable dollar amount under Section 414(v) of the Code, reduced by elective deferrals previously treated as Catch-Up Contributions for the taxable year in which the Plan Year ends, whether under this Plan or another elective deferral program (as defined under Section 402(g)(3) of the Code), the amount of the excess Annual Additions of such Participant shall be recharacterized as Catch-Up Contributions, to the extent permitted under applicable Treasury Regulations, if such Participant is otherwise eligible to make

Catch-Up Contributions under Section 4.2 during the taxable year in which the excess Annual Addition arises.

(ii)           If after application of subparagraph (i) above, the Annual Additions of such Participant still exceed the Maximum Permissible Amount, the amount of the excess Annual Additions of such Participant consisting of Salary Reduction Contributions, and earnings attributable thereto, shall, to the extent permitted under applicable Treasury Regulations, be paid to the Participant as soon as administratively feasible.

(iii)          If after application of subparagraph (ii) above, the Annual Additions of such Participant still exceed the Maximum Permissible Amount, the amount of the excess Annual Additions shall be allocated to a suspense account as of such Allocation Date and held therein until the next succeeding Allocation Date on which Company Matching Contributions or Qualified Nonelective Contributions, if any, may be allocated under the provisions of the Plan, at which time such excess amount shall be used to reduce such Company Matching Contributions and Qualified Nonelective Contributions, if any. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not be allocated to any Participant’s Individual Account.  If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Fund’s investment gains and losses.

(b)           Definitions Application to Section 6.6.

(i)            Annual Additions. Except to the extent otherwise provided under Section 4.2 hereof and Section 414(v) of the Code, Annual Additions are the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

(1)           all Employer contributions;

(2)           all forfeitures, if applicable; and

(3)           amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code that is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post—retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419(d)(3) of the Code) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Employer.

(ii)           Employer. Employer shall mean, in addition to an Employer (as defined in Section 2.1(l) hereof), all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by

Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code) or affiliated service groups (as defined in Section 414(m) of the Code) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

(iii)          Limitation Year. The Limitation Year shall be the Plan Year.

(iv)          Maximum Permissible Amount. The Maximum Permissible Amount for a given Limitation Year is equal to the lesser of (i) 100% of Compensation for such Limitation Year, or (ii) $41,000 (adjusted for increases in the cost of living in accordance with Section 415(d) of the Code). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the $41,000 referred to in the previous sentence is multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is 12.

(v)           Compensation. “Compensation” shall have the same meaning set forth in Section 2.1(p) hereof, except that Compensation for purposes of this Section 6.6 shall include regular compensation or accrued bona fide sick, vacation or other leave paid after a Team Member’s severance from employment but prior to the later of (i) two and one-half months after the Team Member’s severance from employment or (ii) the last day of the Limitation Year that includes the date of the Team Member’s severance from employment, and, absent a severance from employment, such compensation would have been paid to the Team Member for services rendered prior to the severance from employment or, in the case of accrued bona fide sick, vacation or other leave, the Team Member would have been able to use such leave, as applicable.

ARTICLE VII
TERMINATION OF EMPLOYMENT

7.1         Eligibility and Benefits.  If a Participant’s employment with the Employer and all Affiliates shall terminate for any reason, such Participant shall be entitled to the entire amount to the credit of his Individual Account as of the Valuation Date concurrent with or next preceding the date of such termination, together with his portion, if any, of Salary Reduction Contributions, Catch-Up Contributions, Company Matching Contributions and Qualified Nonelective Contributions allocated after the date of his termination of employment, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later.  For purposes of this Section, a Participant will be treated as having terminated employment during any period the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) while on active duty for a period of more than thirty (30) days; provided, however, that, if such Participant receives a distribution of his Individual Account as a result of such treatment, such Participant shall be prohibited from making any Salary Reduction Contributions or Catch-Up Contributions to the Plan during the six (6) month period beginning on the date of the distribution.

7.2         Time of Payment.  Payment shall be made at the time and in the manner provided in Article X hereof.

7.3         Designation of Beneficiary.  Each Participant and former Participant may, from time to time, designate one or more Beneficiaries and alternate Beneficiaries to receive benefits pursuant to this Article in the event of the death of such Participant or former Participant. Such designation shall be made in the manner prescribed by the Plan Administrator and shall only be effective when received by the Plan Administrator. The last such designation received by the Plan Administrator shall control. If a Participant is married, his Spouse shall automatically be his Beneficiary; provided, however, a Beneficiary other than his Spouse may be designated if (1) his Spouse consents in writing to such designation, the consent acknowledges the effect of such designation and the designation is witnessed by a member of the Plan Administrator or a notary public, or (2) it is established to the satisfaction of the Plan Administrator that there is sufficient reason why the consent may not be obtained.  Notwithstanding the foregoing, divorce after the filing of a designation or designations that name the Spouse as beneficiary shall be deemed to revoke such designation or designations if written notice of such divorce is received by the Retirement Plans Administrator, or such other person as is designated by the Plan Administrator to receive such written notice, and such written notice is submitted in the manner prescribed by the Plan Administrator before payment has been made in accordance with the existing designation or designations on file with the Plan Administrator.

7.4         No Beneficiary.  If a Participant or former Participant dies without a designated Beneficiary surviving him, or if all his Beneficiaries die before receiving the payment to which they are entitled, then the Plan Administrator is hereby empowered to designate a Beneficiary or Beneficiaries on his behalf, but only from among the following, with priority in the order named herein, which shall include persons legally adopted:

(a)           his Spouse;

(b)           his children and children of deceased children, per stirpes (by right of representation); and

(c)           his estate.

For purposes of the foregoing, if an executor or personal representative has been appointed by a court of competent jurisdiction for the Participant’s probate estate, then payment to the Participant’s estate shall be made to such executor or personal representative, to be distributed as part of the Participant’s probate estate.  If an executor or personal representative has not been appointed by a court of competent jurisdiction for the Participant’s probate estate but applicable state law would allow distribution of the Participant’s estate pursuant to a procedure other than through distribution to a court appointed executor or personal representative, then payment may be in accordance with such an alternative procedure if permitted by the Plan Administrator, in its sole and absolute discretion.

Neither the Employer nor the Trustee shall be named as Beneficiary.

For the purpose of this Plan, the production of a certified copy of the death certificate of any Participant or former Participant or other person shall be sufficient evidence of death, and the Plan Administrator shall be fully protected in relying thereon. In the absence of such proof, the Plan Administrator may rely upon such other evidence of death as it deems necessary or advisable.

ARTICLE VIII
ADMINISTRATION

8.1         Plan Administrator.  The Plan shall be administered by the Plan Administrator, which shall be the Company, unless the board of directors of the Company acts to appoint a committee of three or more persons who shall serve at the pleasure of the board of directors. All usual and reasonable expenses of the Plan Administrator shall be paid by the Trustee out of the principal or income of the Trust, except to the extent paid in whole or in part by the Employers. The Plan Administrator shall not receive compensation with respect to its services for the Plan. The Plan Administrator shall serve without bond or security for the performance of its duties hereunder unless applicable law makes the furnishing of such bond or security mandatory or unless required by the Company. If a committee is appointed hereunder to administer the Plan, the appointment of additional members and the resignation of existing members thereof shall be governed by written guidelines adopted by the Company.

8.2         Plan Administrator Powers and Duties.  The Plan Administrator shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

(a)           to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b)           to prescribe procedures to be followed by distributees in obtaining benefits;

(c)           to make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon;

(d)           to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

(e)           to delegate to one or more individuals the right to act on its behalf in all matters connected with the administration of the Plan and Trust;

(f)            to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the trustee;

(g)           to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel;

(h)           to take any action authorized by written directive of the Company; and

(i)            to take any and all further actions from time to time as the Plan Administrator, in its sole and absolute discretion, shall deem necessary for the proper administration of the Plan.

The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan. The Plan Administrator shall have full and absolute discretion in the exercise of each and every aspect of its authority under this Plan, including without limitation, all of the rights, powers and authorities specified in this Section 8.2 and, if applicable, in Section 8.3 hereof.

The transaction of business and actions taken by the Plan Administrator shall be governed by written guidelines adopted by the Company.

8.3         Duties and Powers of the Plan Administrator.  The Plan Administrator shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

(a)           to file with the Secretary of Labor the annual report and other pertinent documents that may be requested by the Secretary;

(b)           to file with the Secretary of Labor such terminal and supplementary reports as may be necessary in the event of the termination of the Plan;

(c)           to furnish each Participant and each Beneficiary receiving benefits hereunder a summary plan description explaining the Plan;

(d)           to furnish any Participant or Beneficiary, who requests in writing, statements indicating such Participant’s or Beneficiary’s total accrued benefits, if any;

(e)           to furnish to a Participant a statement containing information contained in a registration statement required by Section 6057(a)(2) of the Code;

(f)            to maintain all records necessary for verification of information required to be filed with the Secretary of Labor; and

(g)           to report to the Trustee all available information regarding the amount of benefits payable to each Participant, and any other information that the Trustee may require in order to terminate the Plan.

8.4         Rules and Decisions.  The Plan Administrator may adopt such rules as it deems necessary or desirable. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Team Members in similar circumstances. The Plan Administrator is required to provide a notice in writing to any person whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial. The Plan Administrator shall adopt rules or procedures to carry out the intent of this Section and to provide a basis for a full and fair review by the Plan Administrator of the decision denying the claim and to provide such person with an opportunity to supply any evidence he has to sustain the claim.

8.5         Plan Administrator Procedures.  The Company may adopt written guidelines governing the Plan Administrator’s transaction of business and actions taken therewith.  If a committee is appointed pursuant to Section 8.1 hereof, the committee may adopt such bylaws as it deems desirable to carry out such guidelines and as may be necessary to administer the Plan.

8.6         Authorization of Benefit Payments.  The Plan Administrator shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Plan Administrator shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee.

8.7         Payment of Expenses.  All expenses incident to the administration or protection of the Plan and Trust, including but not limited to, actuarial, legal, accounting, and Trustee’s fees, shall be paid by the Trustee from the Trust Fund, except to the extent paid by the Employers.  Expenses of the Plan and Trust shall constitute a first and prior claim and lien against the Trust Fund.

8.8         Indemnification of the Plan Administrator.  If a committee is appointed pursuant to Section 8.1 hereof, the Employers shall indemnify the individual members of the committee against any liability or loss sustained by them by any act or failure to act in their capacity as members of the committee. Such indemnification shall include attorney’s fees reasonably incurred by such members of the committee in defense of any action brought against them by reason of any such act or failure to act.

ARTICLE IX
NOTICES

9.1         Notice to Trustee.  As soon as practicable after a Participant ceases to be in the employ of an Employer for any reason, the Plan Administrator shall give notice of such termination of employment to the recordkeeper for the Plan.  If a former Participant dies, the Plan Administrator shall give a like notice to the Plan recordkeeper, but only if the Plan Administrator learns of his death.

9.2         Subsequent Notices.  At any time and from time to time after giving the notice as provided for in Section 9.1, the Plan Administrator may modify such original notice or any subsequent notice by means of a further notice or notices; but, any action taken or payments made pursuant to a prior notice shall not be affected by a subsequent notice.

ARTICLE X
DISTRIBUTIONS, WITHDRAWALS AND LOANS

10.1       Method of Payment.  As soon as practicable after a Participant, former Participant or Beneficiary is entitled to receive benefits hereunder, as provided in Article VII, the Plan Administrator shall give notice to the recordkeeper for the Plan.  Subject to Sections 10.2(b) and 10.4 hereof, the Plan Administrator shall direct that such benefits shall be paid to the Participant, former Participant, or his Beneficiary in a cash lump sum payment, provided, however that the Participant may elect to receive an in-kind distribution of any portion of the Participant’s Individual Account invested in the Common Stock Fund or a self-directed brokerage account.

10.2       Time of Payment.

(a)           General Distribution Rules.  Subject to the provisions of paragraph (b) hereof, after a Participant, former Participant, or Beneficiary is entitled to receive benefits hereunder, as provided in Article VII, benefits shall be distributed to such Participant, former Participant, or Beneficiary, subject to the requirements herein, as soon as practicable following receipt by the Plan Administrator of the Participant’s, former Participant’s or Beneficiary’s request for distribution; provided, however, that in the event that a Participant’s Individual Account does not exceed Five Thousand and No/100 Dollars ($5,000.00) (excluding the value of the Participant’s Rollover Contribution Account, if any), distribution of such Participant’s benefits shall be made in a lump sum as soon as reasonably practicable following the Participant’s termination of employment. In the event that the Participant’s Individual Account exceeds Five Thousand and No/100 Dollars ($5,000.00) (excluding the value of the Participant’s Rollover Contribution Account, if any), no distributions, other than distributions upon the death of a Participant, may commence without the consent of the Participant prior to the Participant’s Normal Retirement Date and such consent must be obtained in writing within the one hundred eighty (180) day period ending on the date of distribution.  The Plan Administrator shall notify such Participant of the right to defer receipt of any distribution under the Plan.  Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than one hundred eighty (180) days prior to the date of distribution. Notwithstanding the foregoing, the consent of the Participant shall not be required to the extent that a distribution is required to satisfy Sections 415, 401(k)(8) or 401(m)(6) of the Code. In addition, upon termination of this Plan, if the Plan does not then offer an annuity option, the Participant’s Individual Account may, without the consent of the Participant, be distributed to the Participant or transferred to another defined contribution plan within the same controlled group, as defined in Sections 414(b) or (c) of the Code. Furthermore, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)–11(c) of the Treasury Regulations is given, provided that: (i) the Plan Administrator clearly informs the Participant that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution, and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

Notwithstanding the preceding provisions of this Section 10.2(a), if the Participant has requested a distribution hereunder, such distribution shall commence no later than sixty (60) days after the close of the Plan Year in which the last of the following occurs:

(i)            the Participant attains age sixty-five (65),

(ii)           the 10th anniversary of the year in which the Participant commenced participation in the Plan,

(iii)          the Participant terminates service with the Employer and all Affiliates; or

(iv)          the date specified in an election made by the Participant.

Except to the extent otherwise provided in this Section 10.2, no distribution shall be made prior to the date on which the Participant requests a distribution.

(b)           Required Minimum Distributions.  All distributions required under this Section 10.2(b) will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.  The requirements of this Section 10.2(b) will take precedence over any inconsistent provisions of the Plan. Notwithstanding the foregoing, this Section 10.2(b) shall be suspended with respect to distributions otherwise required hereunder with respect to the calendar year ending December 31, 2009.

(i)            Time and Manner of Distribution.

(1)           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date, as defined in subparagraph (v)(5) of this Section 10.2(b).

(2)           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)          If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then, subject to the provisions of paragraph (iv) below, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(B)          If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then, subject to the provisions of paragraph (iv) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)          If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)          If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, the provisions of this Section 10.2(b)(i)(2), other than Section 10.2(b)(i)(2)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 10.2(b)(i)(2) and Section 10.2(b)(iii), unless Section 10.2(b)(i)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date.  If Section 10.2(b)(i)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 10.2(b)(i)(2)(A).

(3)           Forms of Distribution.  Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Section 10.2(b)(ii) and Section 10.2(b)(iii) below.

(ii)           Required Minimum Distributions During Participant’s Lifetime.

(1)           Amount of Required Minimum Distribution for Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)          the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)          if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(2)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 10.2(b)(ii) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(iii)          Required Minimum Distributions After Participant’s Death.

(1)           Death On or After Date Distributions Begin.

(A)          Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(I)            The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)          If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(III)        If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)          No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)           Death Before Date Distributions Begin.

(A)          Participant Survived by Designated Beneficiary.  Except as otherwise provided herein, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 10.2(b)(iii)(1).

(B)          No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)          Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 10.2(b)(i)(2)(A), this Section 10.2(b)(iii)(2) will apply as if the surviving spouse were the Participant.

(iv)          Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.  Notwithstanding the foregoing, Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Section 10.2(b)(i)(2) or 10.2(b)(iii)(2) applies to distributions after the death of a Participant who has a designated Beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which a distribution would be required to begin under Section 10.2(b)(i)(2), or by September 30 of the calendar year that contains the fifth anniversary of the Participant’s (or, if applicable, the surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 10.2(b)(i)(2) and 10.2(b)(iii)(2) and, if applicable, the elections in Section 10.2(b)(i) above.

(v)           Definitions.

(1)           Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 7.3 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

(2)           Distribution calendar year - A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 10.2(b)(i). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)           Life expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4)           Participant’s account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)           Required beginning date.   April 1st of the calendar year following the later of: (a) the calendar year in which the Participant attains age 70½, or (b) the calendar year in which the Participant retires; provided that if a Participant is a Five Percent (5%) Owner (as defined in Section 14.1(g) hereof), then the required beginning date is April 1st of the calendar year following the calendar year in which such Participant attains age 70½.

10.3       Minority or Disability Payments.  During the minority or disability of any person entitled to receive benefits hereunder, the Plan Administrator may, in accordance with procedures adopted by the Plan Administrator, direct the Trustee to make payments due such person directly to him or to his Spouse or a relative or to any individual or institution having custody of such person. Neither the Plan Administrator nor the Trustee shall be required to see to the application of payments so made, and the receipt of the payee (including the endorsement of a check or checks) shall be conclusive as to all interested parties.

10.4       Distributions Under Domestic Relations Orders.  Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Plan Administrator, from complying with the provisions of a qualified domestic relations order (as defined in Section

414(p) of the Code).  The Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age under the Plan, as defined in Section 414(p) of the Code. A distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only: (1) if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; (2) if the order specifies such distribution to be in the form of a single, lump—sum payment; and (3) if the amount to which the alternate payee is entitled under the Plan exceeds Five Thousand Dollars and No/100 ($5,000.00) (excluding the value of the Participant’s Rollover Contribution Account, if any), and if the order so requires, the alternate payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age. The Trustee shall make any payments or distributions required under this Section 10.4 by separate benefit checks or other separate distribution to the alternate payee(s).  Nothing in this Section 10.4 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

The Plan Administrator shall establish reasonable procedures, the terms of which are incorporated herein by reference, to determine the qualified status of a domestic relations order and to administer domestic relations orders determined to be qualified. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered prior to January 1, 1985, irrespective of whether it satisfies all the requirements described in Section 414(p) of the Code.

10.5       Withdrawals While Employed.  Notwithstanding any other provisions of the Plan, subject to such procedures as may from time to time be adopted by the Plan Administrator, a Participant may make the following withdrawals:

(a)           Payments After Age 59½ While Employed.  A Participant who has attained the age of fifty-nine and one-half (59½) may, at any time during the Plan Year, elect to withdraw all or any portion of the amount in his Individual Account.

(b)           Rollover Contributions. A Participant may, at any time during the Plan Year, elect to withdraw all or any portion of his Rollover Contribution Account.

(c)           Payments After Disability Prior to Termination of Employment.  A Participant who has become Disabled may, at any time during the Plan Year, elect to withdraw all or any portion of the amount in his Individual Account.

The amount available for any withdrawal permitted under this Section shall be determined as of the Valuation Date concurrent with or next preceding the date on which the

Plan Administrator receives the Participant’s request for withdrawal, and the withdrawal amount shall be distributed to the Participant as soon as practicable thereafter. Withdrawals shall be taken pro rata from each investment fund with respect to which a Participant has directed the investment of his Individual Account.

10.6       Direct Rollover of Eligible Rollover Distributions.  An individual (including a Participant’s surviving Spouse, a Participant’s former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, and a non-Spouse Beneficiary designated in accordance with Section 7.3 hereof) who is entitled to a benefit hereunder, the distribution of which would qualify as an “eligible rollover distribution,” as such term is hereinafter defined, may, in lieu of receiving any such distribution, direct the Trustee to transfer all or any portion of such distribution directly to the trustee of an “eligible retirement plan,” as such term is hereinafter defined, that agrees to accept the distributee’s “eligible rollover distribution.”

For purposes hereunder, the term “eligible rollover distribution” is defined as any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any hardship distribution.

For purposes of the direct rollover provisions in this Section 10.6, an “eligible retirement plan” shall mean (1) an individual retirement account described in Section 408(a) of the Code, (2) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (3) a qualified trust described in Section 401(a) of the Code, (4) an annuity plan described in Section 403(a) of the Code, (5) an annuity contract described in Section 403(b) of the Code, (6) an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan, and, effective January 1, 2008, (7) a ROTH IRA described in Section 408A of the Code.  Notwithstanding the foregoing, in the case of a non-Spouse Beneficiary, the term “eligible retirement plan” shall refer only to a plan described in clauses (i) and (ii) above that is established on behalf of the designated Beneficiary and that is required to be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code.  Also, in this case, the determination of any required minimum distribution under Section 401(a)(9) of the Code that is ineligible for rollover shall be made in accordance with IRS Notice 2007-7, Q&A 17 and 18, 2007-5 I.R.B. 395.

Any such election of a direct rollover must be made in the manner prescribed by the Plan Administrator prior to the date on which the distribution is to occur.  Any election made pursuant to this Section 10.6 may be revoked at any time prior to the date that is five (5) business days preceding the date on which the distribution is to occur.  If an individual who is so entitled has not elected a direct rollover within the time and in the manner set forth above, such distributee shall be deemed to have affirmatively waived a direct rollover.  A distributee who wishes to elect a direct rollover shall provide to the Plan Administrator, within the time and in the manner prescribed by the Plan Administrator, such information as the Plan Administrator shall reasonably request regarding the eligible retirement plan to which the payment or payments are to be transferred.  The Plan Administrator shall be entitled to rely on the information so provided, and shall not be required to independently verify such information.  The Plan Administrator shall be entitled to delay the transfer of any payment or payments pursuant to this Section 10.6 until it has received all of the information that it has requested in accordance with this Section 10.6.  The provisions of this Section 10.6 shall not apply to any distribution in an amount that the Plan Administrator reasonably anticipates to total less than $200 during a calendar year.

10.7       Withdrawals on Account of Financial Hardship.  A Participant may, upon the approval of the Plan Administrator, withdraw any portion of his Salary Reduction Contribution Account that consists of Salary Reduction Contributions and Catch-Up Contributions only, excluding any earnings accumulated thereon, on account of financial hardship. A Participant who wishes to request a hardship withdrawal shall file with the Plan Administrator a request for withdrawal, in the manner prescribed by the Plan Administrator. A withdrawal is made on account of financial hardship if it is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need. The Plan Administrator shall adopt nondiscriminatory and objective standards regarding the granting of such requests. The determination of whether a Participant suffers sufficient hardship to justify the granting of his request and of the amount permitted to be withdrawn under this Section shall be made in the sole and absolute discretion of the Plan Administrator after a full review of the Participant’s request and evidence presented by the Participant showing financial hardship. If approved by the Plan Administrator, any withdrawal for financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship, plus any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal.

Expenses that may warrant approval of a Participant’s request for a hardship withdrawal include:

(a)           Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of Participant’s adjusted gross income);

(b)           Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(c)           Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post—secondary education for the Participant, his or her Spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) or (d)(1)(B));

(d)           Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(e)           Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B)); or

(f)            Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income).

A distribution will be treated as necessary to satisfy a financial need if the Plan Administrator relies upon the Participant’s representation (made in writing or such other form as may be prescribed by the Commissioner of Internal Revenue), unless the Plan Administrator has actual knowledge to the contrary, that the financial need cannot reasonably be relieved:

(a)           through reimbursement or compensation by insurance or otherwise;

(b)           by liquidation of the Participant’s assets;

(c)           by cessation of Salary Reduction Contributions and Catch-Up Contributions, if applicable, under the Plan;

(d)           by other currently available distributions or nontaxable (determined at the time of the loan) loans from plans maintained by the Employer, or any other employer of such Participant; or

(e)           by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the financial hardship.

Upon a Participant’s receipt of a withdrawal for financial hardship, such Participant shall be prohibited from making Salary Reduction Contributions, and Catch-Up Contributions, if applicable, for a period of at least six (6) months, beginning on the date on which the hardship withdrawal is made. A Participant may elect to resume Salary Reduction Contributions, and Catch-Up Contributions, if applicable, as of the first day of the first payroll period commencing on or after the last day of such six (6) month period by making a new salary reduction election to be effective as of the first day of the first payroll period commencing thereafter, or such later payroll period specified by the Participant.

The amount available for any withdrawal permitted under this Section shall be determined as of the Valuation Date concurrent with or next preceding the date on which the Plan Administrator receives the Participant’s request for withdrawal, and the withdrawal amount shall be distributed to the Participant as soon as practicable thereafter. Withdrawals shall be taken pro rata from each investment fund with respect to which a Participant has directed the investment of his Individual Account.

10.8       Loans to Participants.  Subject to such rules and regulations as may from time to time be promulgated by the Plan Administrator, the Plan Administrator, upon application of a Participant (as that term is defined for purposes of this Section 10.8), may, in its sole and absolute discretion, direct the Trustee to make a loan to such Participant from his Individual

Account, upon such terms as the Plan Administrator deems appropriate, and subject to the following requirements.  For purposes of this Section 10.8 only, the term “Participant” shall include former Participants and Beneficiaries who are “parties in interest” with respect to the Plan, as that term is defined under Section 3(14) of ERISA.

The maximum amount that may be loaned is the lesser of: (i) $50,000.00, reduced as provided below, or (ii) one—half of the value of the Participant’s Individual Account as of the Valuation Date next preceding the date on which the Plan Administrator receives the Participant’s loan application. The $50,000.00 limitation shall be reduced by the excess (if any) of:

(a)           the highest outstanding balance of loans from the Plan to the Participant during the one—year period ending on the day before the date on which such loan was made, over

(b)           the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made.

In determining the maximum amount allowed hereunder as a loan, all loans to a Participant from all plans of the Employer and any Affiliate are to be aggregated.

The minimum amount that may be loaned is Five Hundred Dollars ($500.00), and no more than one (1) loan may be outstanding at any time, except to the extent otherwise provided in the policies and procedures adopted by the Plan Administrator, the terms of which are incorporated herein. Loans shall be granted by the Plan Administrator in a uniform and nondiscriminatory manner. Each loan shall bear a reasonable rate of interest and be adequately secured, with substantially level amortization and payments made not less frequently than quarterly and shall by its terms require repayment of any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant in no later than fifteen years, and of any other loan, in no later than five years.

All loans shall be repaid pursuant to a payroll deduction procedure established by the Employer unless the Participant is on an authorized Leave of Absence, in which case payment shall be made to the principal office of the recordkeeper for the Plan, as designated by the Plan Administrator. All loans to Participants granted under this provision are to be considered a directed investment of such Participant. Loan fees are paid from the Participant’s Individual Account to the extent determined by the Plan Administrator pursuant to a nondiscriminatory policy.  Loans shall be repaid pro rata to each investment fund with respect to which a Participant has directed the investment of his Individual Account at the time of repayment.

Each loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and annual interest rate of the finance charge. No distribution shall be made to any Participant or former Participant, or to a Beneficiary or Beneficiaries, or the estate of a Participant unless and until all unpaid loans to the Participant from the Plan, together with interest, have been paid in full.  Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

10.9       Employment Transfers. Notwithstanding any provision of this Plan to the contrary, in the event a Participant shall transfer to the employment of an Affiliate who maintains a separate qualified profit sharing and 401(k) plan, such Participant’s Individual Account balance shall be transferred directly to the trustee of such other qualified plan, and no distribution of such Individual Account balance shall be made to the Participant from this Plan.  In the event an Employer subsequently reemploys such Participant, the Individual Account balance, if any, of such Participant in such other qualified plan shall be transferred directly from the trustee of such other qualified plan to the Trustee.  Such transfers shall occur as soon as practicable following the last day of the Plan Year in which the Participant’s transfer of employment shall take place.

10.10    Rollovers of Mandatory Distributions. Notwithstanding any provision of the Plan to the contrary, if a Participant is entitled to a mandatory distribution of his Participant Account pursuant to Section 10.2(a) hereof, the amount of which is in excess of One Thousand Dollars ($1,000.00), and such Participant does not elect, within the time period specified by the Plan Administrator, to have such distribution paid directly to an eligible retirement plan specified by the Participant in the form of a direct rollover, in accordance with Section 10.6 hereof, or to receive such distribution directly, then the Plan Administrator will pay the distribution in the form of a direct rollover to an individual retirement plan designated by the Plan Administrator.

ARTICLE XI
TRUSTEE, INVESTMENT MANAGERS AND DIRECTED INVESTMENTS

11.1       Appointment of Trustee.  A Trustee (or Trustees) shall be appointed by the board of directors of the Company, or its authorized delegate, to administer the investment of the Trust Fund. The Trustee shall serve at the pleasure of the Company, or its authorized delegate, and shall have such rights, powers and duties as are provided to a Trustee under ERISA for the investment of assets and for the administration of the Trust Fund.

11.2       Appointment of Investment Manager.  An Investment Manager (or Investment Managers) may be appointed by the board of directors of the Company, or its authorized delegate, to manage (including the power to acquire and dispose of) any part or all of the assets of the Trust Fund. The Investment Manager shall serve at the pleasure of the board of directors of the Company, or its authorized delegate, and shall have the rights, powers and duties provided to a Named Fiduciary under ERISA for the investment of the assets assigned to it. (The Investment Manager may be referred to from time to time hereafter as “he,” “they,” or “it,” or may be referred to in the singular or plural, but all such references shall be to the then acting Investment Manager or Investment Managers serving hereunder.)

11.3       Responsibility of Trustee and Investment Manager.  All contributions under this Plan shall be paid to and held by the Trustee. The Trustee shall have responsibility for the investment and reinvestment of the Trust Fund except with respect to the management of those assets specifically delegated to an Investment Manager in accordance with Section 11.2 hereof and those funds invested pursuant to the provisions of Section 11.5 hereof. The Investment Manager shall have exclusive management and control of the investments and/or reinvestments of the assets of the Trust Fund assigned to it in writing by the Company or its authorized delegate. All property and funds of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Participants, former Participants, and Beneficiaries, as provided in the Plan, and shall be used to pay benefits to Participants, former Participants, or their Beneficiaries, or to pay expenses of administration of the Plan and Trust Fund except to the extent paid by the Employers.

This Plan and the related Trust are intended to allocate to each fiduciary the individual responsibilities of the prudent execution of the functions assigned to each. None of the allocated responsibilities or any other responsibility shall be shared by the fiduciaries or the Trustee unless such sharing shall be provided for by a specific provision in this Plan or related Trust.

11.4       Bonding of Trustee and Investment Manager.  Neither the Trustee nor the Investment Manager shall be required to furnish any bond or security for the performance of their powers and duties hereunder unless applicable law makes the furnishing of such bond or security mandatory.

11.5       Participant Direction of Investment.  Each Participant shall have the right, within the guidelines established by the Plan Administrator, to direct the Plan Administrator to instruct the Trustee to invest all or a portion, if any, of such Participant’s Individual Account in such investments as may be designated by the Company, or its authorized delegate, from time to time, which shall include the Company Stock Fund. The Company, or its authorized delegate, shall direct the Trustee or, if applicable, the Investment Manager as to such other investments in which Participants may invest. The Company, or its authorized delegate, may determine to offer as investments any investment, program or other vehicle that is suitable as a proper and permissible investment of contributions made to a retirement plan qualified pursuant to Section 401(a) of the Code. The investments shall be invested and administered by the Trustee or, if applicable, an Investment Manager.

The Company, or its authorized delegate, shall be authorized at any time and from time to time, without amending the Plan, to modify, alter, delete or add to the alternatives available for investment at the direction of a Participant. In the event a modification occurs, the Plan Administrator shall notify those Participants whom the Plan Administrator, in its sole and absolute discretion, determines are affected by the change, and shall give such Participants such additional time as is determined reasonable by the Plan Administrator to designate the manner and percentage in which amounts invested in those alternatives thereby affected shall be invested.

The Company, or its authorized delegate, shall not be obligated to substitute alternatives of similar investment criteria for existing funds, nor shall it be obligated to continue the types of investments presently available to the Participants. Nothing contained herein shall constitute any action by the Plan Administrator as a direction of investment of the assets or an attempt to control such direction.

(a)           Investment of Contributions. Any Participant, on or before entry into the Plan, within the time period established by the Plan Administrator, may designate the manner and the applicable percentage in which the Participant desires the Trustee to invest his current contributions, pursuant to the provisions set forth above, which designation shall, except as otherwise provided herein, continue in effect until revoked or modified by the Participant. If such Participant fails to designate the investment of his current contributions on or before his entry into the Plan, or if the Participant wishes to change such designation, the Participant may make such designation, within the time period established by the Plan Administrator, to become effective as soon as practicable following such time period as is established by the Plan Administrator, and such designation shall, except as otherwise provided herein, continue in effect until revoked by the Participant.

Notwithstanding any provision herein to the contrary, in the event the Company makes a Company Matching Contribution in the form of shares of Company stock, such contribution shall be invested in the Company stock investment alternative offered under the Plan.

In the event the nature of any investment shall, in the opinion of the Company, or its authorized delegate, change, then the Plan Administrator shall notify those Participants who the Plan Administrator, in its sole and absolute discretion, determines are affected by the change, who shall then have a reasonable period of time, as determined by the Plan Administrator, to designate the manner and the applicable percentages in which amounts so invested and affected by the change shall be invested.

Any amounts with respect to which the Trustee fails to receive a proper investment direction from any Participant shall be invested, as directed by the Plan Administrator to the Trustee in writing, in a qualified default investment alternative, as defined in Department of Labor Proposed Regulations §2550.404c-5 and such other guidance as may be promulgated by the Department of Labor, and with respect to which the other conditions set forth in Department of Labor Proposed Regulations §2550.404c-5 are met, including, but not limited to, the delivery to the Participant of any material provided to the Plan that relates to the Participant’s investment therein. All investment designations under this subparagraph (a) shall be made in the manner prescribed by the Plan Administrator.

The Plan Administrator shall maintain separate subaccounts in the name of each Participant within his Individual Account to reflect such Participant’s accrued benefit attributable to his directed investment in each investment fund.

(b)           Conversion of Investments. Each Participant or former Participant shall have the right, within the time period or periods established by the Plan Administrator, and subject to any restrictions on transfer imposed under particular investments, to convert, within the guidelines established by the Plan Administrator, up to one hundred percent (100%) of the amount in his Individual Account which he has previously directed or which has otherwise been invested in accordance with the terms of the Plan in an investment hereunder into one or more of the other alternatives designated by the Company, or its authorized delegate, for investment pursuant to this Section 11.5.

A direction to convert by any Participant or former Participant shall be made in the manner prescribed by the Plan Administrator, within the time period established by the Plan Administrator. Any conversion of investments pursuant to this subparagraph (b)

shall not affect the investment of the Participant’s future contributions pursuant to subparagraph (a) hereof.

If a Participant’s spouse who is not a Participant in this Plan acquires an interest in a Participant’s or former Participant’s Individual Account pursuant to a qualified domestic relations order, then the Participant’s or former Participant’s spouse may direct the Plan Administrator to convert the investment of the interest to which such spouse is thus entitled in the same manner and at the same time as the Participant or former Participant may direct a conversion of investments, as provided above.

(c)           Miscellaneous. The provisions of this Section 11.5 shall be subject to such administrative rules as may be established by the Plan Administrator. The Plan Administrator is authorized to establish such additional rules and regulations, from time to time, as it determines are necessary to carry out the provisions of this Section 11.5. For purposes of this Section 11.5, each Participant or former Participant shall be deemed to be effecting a “directed investment” of his Individual Account by exercising control of the investments in such Participant’s or former Participant’s Individual Account, to the extent any investment is selected by the Participant or former Participant, as provided herein. To the extent that the Plan Administrator, the Trustee and any Investment Manager follow the directions of a Participant or former Participant with respect to any acts involving an investment, then neither the Plan Administrator, the Trustee, nor the Investment Manager shall be liable for any loss or damage, or by reason of any breach, that arises from the Participant’s or former Participant’s exercise of his rights under this Section 11.5 over the assets in his Individual Account, as provided in Section 404(c) of ERISA.

ARTICLE XII
AMENDMENT AND TERMINATION OF PLAN

12.1       Amendment of Plan.  The Company, or its authorized delegate, may, without the assent of any other party, make from time to time any amendment or amendments to this Plan that do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, former Participants, and Beneficiaries included in the Plan. Any such amendment shall be by a written instrument executed by the Company, or its authorized delegate, and shall become effective as of the date specified in such instrument. Notwithstanding the foregoing, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s, former Participant’s or Beneficiary’s accrued benefit. For purposes of the preceding sentence, an amendment that has the effect of decreasing a Participant’s, former Participant’s or Beneficiary’s Individual Account or eliminating an optional form of benefit, with respect to benefits attributable to service prior to such amendment shall be treated as reducing an accrued benefit. If any amendment changes the vested percentage of a Participant’s, former Participant’s or Beneficiary’s Individual Account, then the Participant’s, former Participant’s or Beneficiary’s nonforfeitable percentage in his Individual Account because of a change to the vesting schedule shall not be less than his nonforfeitable percentage computed prior to the amendment.

12.2       Right to Terminate and Withdraw.  An Employer may at any time, by adoption of a resolution of its board of directors, terminate the Plan with respect to all or any part of the Team Members employed by said Employer, and may direct and require the Trustee to liquidate the share of the Trust Fund allocable to Participants or former Participants employed or previously employed by such Employer, or their Beneficiaries. If the Plan is not terminated by each and every Employer, the Plan shall continue in effect for Team Members of each Employer which does not so terminate the Plan. However, the Company, or its authorized representative, may elect to terminate the Plan for all participating Employers. In the event that an Employer shall cease to exist, the Plan shall be terminated with respect to the Team Members of such Employer, unless a successor organization adopts and continues the Plan.

A terminating or withdrawing Employer shall give ninety (90) days’ notice, in writing, of its intention to the Plan Administrator, the Trustee and the Company, or its authorized delegate, unless a shorter notice period is agreed to by the Plan Administrator and Trustee. If an Employer withdraws from this Plan and provides for a successor plan for its Team Members, the Trust Fund assets of this Trust held on behalf of such Employer shall be determined and transferred to a successor trust.

12.3       Suspension and Discontinuance of Contributions.  In the event an Employer decides it is impossible or inadvisable for it to continue to make contributions to the Plan as provided in Article IV, it shall have the power by appropriate resolution to either:

(a)           suspend its contributions to the Plan;

(b)           discontinue its contributions to the Plan; or

(c)           terminate the Plan.

Suspension shall be a temporary cessation of contributions and shall not constitute or require a termination of the Plan. Such a suspension, which has not ripened into a complete discontinuance, shall not constitute or require a termination of the Plan or Trust. A complete discontinuance of contributions by an Employer shall not constitute a formal termination of the Plan and shall not preclude later contributions. In such event, Team Members of such Employer who become eligible to enter the Plan subsequent to the discontinuance shall receive no benefit, and no additional benefits attributable to such Employer’s contributions shall accrue to any of such Participants unless such contributions are resumed. After the date of a complete discontinuance of contributions, the Trust shall remain in existence as provided in this Section 12.3, and the provisions of the Plan and Trust shall remain in force as may be necessary in the sole opinion of the Company, or its authorized delegate.

12.4       Liquidation of Trust Fund.  Upon termination or partial termination of the Plan by the Company, or its authorized delegate, the Individual Accounts of all Participants, former Participants and Beneficiaries shall be fully vested and nonforfeitable. Thereupon, the Trustee shall convert the Trust Fund to cash after deducting all charges and expenses. The Plan Administrator shall then adjust the balances of all Individual Accounts, as provided in Section 5.2. Thereafter, the Trustee shall distribute the amount to the credit of each affected

Participant, former Participant and Beneficiary, in accordance with the provisions of Article X hereof.

12.5       Consolidation or Merger.  This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to such Participant if the Plan were terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.  The Trust shall not accept a direct transfer of assets from a plan subject to the requirements of Section 417 of the Code.

ARTICLE XIII
GENERAL PROVISIONS

13.1       No Employment Contract.  Nothing contained in this Plan shall be construed as giving any person whomsoever any legal or equitable right against the Plan Administrator, the Company, the Employers, their authorized delegates, stockholders, officers or directors, or against the Trustee, except as the same shall be specifically provided for in this Plan. Nor shall anything in this Plan give any Participant or other Team Member the right to be retained in the service of an Employer and the employment of all persons by an Employer shall remain subject to termination by such Employer to the same extent as if this Plan had never been executed.  Further, notwithstanding any provisions herein to the contrary, any person employed by an Employer shall remain subject to the conditions applicable for eligibility to participate in any other plan, program or arrangement established or maintained by such Employer to the same extent as if this Plan had never been executed.

13.2       Manner of Payment.  Wherever and whenever it is herein provided for payments or distributions to be made, whether in money or otherwise, said payments or distributions shall be made directly into the hands of the Participant, former Participant, Beneficiary, or his administrator, executor or guardian, or an alternate payee pursuant to Section 10.4 herein, as the case may be. A deposit to the credit of a person entitled to payment in any bank or trust corporation selected by such person shall be deemed payment into his hands, and provided further that in the event any person otherwise entitled to receive any payment or distribution shall be a minor or an incompetent, such payment or distribution may be made to his guardian or other person as may be determined by the Plan Administrator pursuant to Section 10.3 hereof.

13.3       Nonalienation of Benefits.  Subject to Section 414(p) of the Code and Section 10.4 herein relating to qualified domestic relations orders, the interest of any Participant, former Participant or Beneficiary hereunder shall not be subject in any manner to any indebtedness, judgment, process, creditors’ bills, attachments, garnishment, levy, execution, seizure or receivership, nor shall such interest be in any manner reduced or affected by any transfer, assignment, conveyance, sales, encumbrance, act, omission, or mishap, voluntary or incidental, anticipatory or otherwise, of or to said Participant, former Participant or Beneficiary, and they and any of them shall have no right or power to transfer, convey, assign, sell or encumber said benefits and their interest therein, legal or equitable, during the existence of this Plan; except that a Participant may assign or pledge his vested interest in the Fund as security for any loans made to him pursuant to Section 10.8 hereof. Notwithstanding the foregoing, no provision of this Plan shall preclude the enforcement of a Federal tax levy made pursuant to

Section 6331 of the Code or collection by the United States on a judgment resulting from an unpaid tax assessment.

13.4       Titles for Convenience Only.  Titles of the Articles and Sections hereof are for convenience only and shall not be considered in construing this Plan. Also, words used in the singular or the plural may be construed as though in the plural or singular where they would so apply.

13.5       Validity of Plan.  This Plan and each of its provisions shall be construed and their validity determined by the laws of the State of Texas, and all provisions hereof shall be administered in accordance with the laws of said State, provided that in case of conflict, the provisions of ERISA shall control.

13.6       Plan Binding.  This Plan shall be binding upon the successors and assigns of the Employer and the Trustee and upon the heirs and personal representatives of those individuals who become Participants hereunder.

13.7       Return of Contributions.  This Plan and the related Trust are designed to qualify under Sections 401(a) and 501(a) of the Code. Anything contained herein to the contrary notwithstanding, if a determination letter is issued by the Internal Revenue Service to the effect that this Plan and related Trust do not meet the requirements of Sections 401(a) and 501(a) of the Code, each Employer shall be entitled, at its option, to withdraw all contributions theretofore made, in which event the Plan and Trust shall then terminate.

Each Employer’s contributions to the Plan are specifically conditioned on their deductibility, and the Trustee, upon written request from an Employer, shall return to such Employer the amount of the Employer’s contribution made as a result of a mistake of fact or the amount of such Employer’s contribution disallowed as a deduction under Section 404 of the Code. Such return of contribution must be within one (1) year after (a) such Employer made the contribution by mistake of fact or (b) the disallowance of the contribution as a deduction. The amount of Employer contribution subject to being returned hereunder shall not be increased by any earnings attributable to the contribution, but such amount subject to being returned shall be decreased by any losses attributable to it.

13.8       Missing Participants or Beneficiaries.  Each Participant shall file with the Plan Administrator from time to time a mailing address and any change of mailing address for himself and his designated Beneficiary. Any communication, statement or notice addressed to a Participant or Beneficiary at the last mailing address filed with the Plan Administrator, or if no such address is filed with the Plan Administrator, then at his last mailing address as shown on his Employer’s records, shall be binding on the Participant or his Beneficiary for all purposes of the Plan. The Plan Administrator shall not be required to search for or locate a Participant or Beneficiary. If the Plan Administrator notifies any Participant or Beneficiary that he is entitled to a distribution and also notifies him of the provisions of this Section 13.8 (or makes reasonable effort to so notify such Participant or Beneficiary by certified letter, return receipt requested, to the last known address, or such other further diligent effort, including consultation with the Social Security Administration, to ascertain the whereabouts of such Participant or Beneficiary as the Plan Administrator deems appropriate) and the Participant or Beneficiary fails to claim his distributive share or make his whereabouts known to the Plan Administrator within one year thereafter, the distributive share of such Participant or Beneficiary will be forfeited and applied as set forth in Section 6.4 hereof. However, if the Participant or his Beneficiary should thereafter make a proper claim for such share, it shall be distributed to him, unadjusted for gains or losses from the date on which such share was forfeited in accordance with this Section 13.8.

13.9       USERRA Compliance.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE XIV
TOP—HEAVY RULES

14.1       Definitions.  For purposes of applying the provisions of this Article XIV:

(a)           “Key Employee” shall mean any Team Member or former Team Member (including any deceased Team Member) who, at any time during the Plan Year that includes the Determination Date, was (i) an officer of an Employer having Compensation from the Employer and any Affiliate greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning on or after January 1, 2003), (ii) a Five Percent (5%) Owner of an Employer, or (iii) a One Percent (1%) Owner of an Employer who has Compensation of more than $150,000. The constructive ownership rules of Section 318 of the Code (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in an Employer; provided that subparagraph (C) of Section 318(a)(2) shall be applied by substituting “5 percent” for “50 percent.” The Plan Administrator will make the determination of who is a Key Employee in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. The Beneficiary of a Key Employee shall be treated as a Key Employee for purposes of determining whether this Plan is top—heavy.

(b)           “Non Key Employee” is a Team Member who does not meet the definition of Key Employee.

(c)           “Compensation” shall have the same meaning as “compensation” under Section 2.1(p) hereof.

(d)           “Required Aggregation Group” means:

(i)            Each qualified plan of an Employer or an Affiliate in which at least one (1) Key Employee participates or participated at any time during the Plan Year that includes the Determination Date, or during the preceding four Plan Years (regardless of whether the plan has terminated); and

(ii)           Any other qualified plan of an Employer that enables a plan described in (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(e)           “Permissive Aggregation Group” is the Required Aggregation Group plus any other qualified plans maintained by an Employer, but only if such group would satisfy in the aggregate the requirements of Section 401(a)(4) and Section 410 of the Code.  The Plan Administrator shall determine which plans to take into account in determining the Permissive Aggregation Group.

(f)            “Determination Date” for any Plan Year is the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of that Plan Year.

(g)           “Five Percent (5%) Owner” is any person who owns more than 5 percent of the outstanding stock of an Employer or stock possessing more than 5 percent of the total combined voting power of all stock of an Employer.

(h)           “One Percent (1%) Owner” is any person who owns more than 1 percent of the outstanding stock of an Employer or stock possessing more than 1 percent of the total combined voting power of all stock of an Employer.

14.2       Determination of—Top Heavy Status.  The Plan is top-heavy for a Plan Year with respect to a particular Employer if the top—heavy ratio for that Employer as of the Determination Date exceeds sixty percent (60%). The top—heavy ratio is a fraction, the numerator of which is the sum of the present value of the Individual Accounts of all Key Employees of such Employer as of the Determination Date, the contributions for all Key Employees of such Employer that are due as of the Determination Date, and distributions made to all Key Employees of such Employer, under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code, within the one (1) year period immediately preceding the Determination Date, and the denominator of which is a similar sum determined for all Team Members of such Employer. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting the phrase “five (5) year period” for the phrase “one (1) year period.”  If a Team Member has not performed any services for an Employer at any time during the one (1) year period ending on the Determination Date, any amount in the Individual Account of such Team Member shall not be taken into account. The Plan Administrator shall calculate the top—heavy ratio without regard to any Non—Key Employee who was formerly a Key Employee. The Plan Administrator shall calculate the top-heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Section 416 of the Code and the regulations under that Code Section.

If an Employer maintains other qualified plans (including a simplified employee pension plan) this Plan is top—heavy only if it is part of the Required Aggregation Group, and the top—heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds sixty percent (60%). The Plan Administrator will calculate the top—heavy ratio in the same manner as required by the first paragraph of this Section 14.2, taking into account all plans within the aggregation group. The Plan Administrator shall calculate the present value of accrued benefits and the other amounts the Plan Administrator must take into account, under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Section 416 of the Code and the regulations under that Code section. The Plan Administrator shall calculate the top—heavy ratio with reference to the determination dates that fall within the same calendar year.

14.3       Minimum Employer Contribution.  If this Plan is top—heavy with respect to a particular Employer in any Plan Year, such Employer shall make a minimum contribution of three percent (3%) of Compensation for each Non—Key Employee who is a Participant employed by the Employer on the Allocation Date of the Plan Year. The Plan satisfies the minimum contribution for a Non-Key Employee if the Non-Key Employee’s contribution rate is at least equal to the minimum contribution.  If the contribution rate for the Key Employee with the highest contribution rate is less than three percent (3%) of Compensation, the minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions and forfeitures, if any, allocated to the Participant’s Individual Account for the Plan Year divided by his Compensation for the Plan Year. To determine the contribution rate, the Plan Administrator shall consider all qualified defined contribution plans maintained by such Employer as a single Plan. If the contribution rate for the Plan Year with respect to a Non—Key Employee is less than the minimum contribution, the Employer will increase its contribution for such Non—Key Employee to the extent necessary so his contribution rate for the Plan Year will equal the required minimum contribution. The Plan Administrator shall allocate the additional contribution to the Company Matching Contribution Account of the Non—Key Employee for whom the Employer makes the contribution. If the minimum contribution is made for a Non—Key Employee pursuant to another qualified plan maintained by an Employer, then the minimum contribution requirement will be considered satisfied for purposes of this Plan. Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan and any Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE XV
ADOPTION AND WITHDRAWAL BY OTHER ORGANIZATIONS

15.1       Procedure for Adoption.  Subject to the further provisions of this Section 15.1, any corporation or other organization now in existence or hereafter formed or acquired, that is not already an Employer under this Plan and that is otherwise legally eligible, may, with the consent and approval of the Company, by formal resolution of its own board of directors, adopt the Plan hereby created and the related Trust, and thereby, from and after the specified effective date, become an Employer under this Plan. Such adoption shall be effectuated by and evidenced by a formal designation resolution of the Company, or its authorized delegate, and by such formal resolution of the adopting organization. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust documents. The effective date of the Plan for any such adopting organization shall be that stated in the resolution, and from and after such effective date such adopting organization shall assume all the rights, obligations and liabilities of an individual Employer entity hereunder and under the Trust. The administrative powers and control of the Company provided in the Plan and Trust, including the sole right to amendment, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust.

15.2       Withdrawal.  Any participating Employer, by action of its board of directors and by giving notice to the Company, or its authorized delegate, and Trustee, may withdraw from the Plan and Trust at any time without affecting any other Employer not withdrawing, by complying with the provisions of the Plan and Trust. A withdrawing Employer may arrange for the continuation of this Plan and Trust in separate form for its own Team Members, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust, and transfer of Trust assets. The Company may, in its absolute discretion, terminate an adopting Employer’s participation at any time.

15.3       Participation Contingent Upon Initial and Continued Qualification. The participation in this Plan and its related Trust by an organization as provided in Section 15.1 is hereby made contingent on and subject to the condition precedent that said adopting organization meets all the statutory requirements for qualified plans, including but not limited to Section 401(a) and 501(a) of the Code, for its employees. The Plan Administrator may request a letter of determination from the Internal Revenue Service to the effect that the Plan and Trust herein set forth, or as amended before the receipt of such letter, meet the requirements of the applicable federal statutes for tax qualification purposes for such Employer and its covered employees.  In such event, unless such approval letter is issued, the participation of such Employer shall become void and inoperative and any contributions made by or for such organization shall be promptly refunded by the Trustee. Furthermore, if the Plan or the Trust in its operation becomes disqualified, as to any participating Employer and its Team Members, the portion of the Trust Fund allocable to them shall be segregated as soon as is administratively feasible, pending either the prompt (a) requalification of the Plan and Trust as to such organization and its employees to the satisfaction of the Internal Revenue Service, so as not to affect the continued qualified status thereof as to any other Employer, (b) withdrawal of such organization from this Plan and Trust and a continuation of its own Plan and Trust separately from this Plan and Trust, or by merger with another existing plan and trust, with a transfer of said segregated portion of Trust assets, as provided by Section 15.2, or (c) termination of the Plan and Trust as to itself and its employees.

ARTICLE XVI
FIDUCIARY PROVISIONS

16.1       General Allocation of Duties.  Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The board of directors of the Company shall have the sole responsibility for authorizing contributions under the Plan and the sole authority to amend or terminate the Plan, in whole or in part. The board of directors of each Employer shall have the sole authority to authorize and terminate such Employer’s participation in this Plan, in whole or in part. The Company, or its authorized delegate, shall have the sole authority to appoint and remove the Investment Managers, the Trustee or members of the Plan Administrator. The Company, or its authorized delegate, shall make formal periodic reviews of the Trustee’s and Investment Managers’ investments and performance in order to determine if such investments and performance are in conflict with the provisions of ERISA. However, neither the Company, its authorized delegate, nor the Plan Administrator, respectively, shall be liable for any acts or omissions of the Trustee or Investment Manager or be under any obligation to invest or otherwise manage any assets of the Trust Fund that are subject to the management of the Trustee or Investment Manager unless it knows that said Trustee or Investment Manager has committed a breach of the obligations and duties set forth in ERISA. To the extent provided herein, the Plan Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. To the extent provided herein, the Trustee or, if applicable, an Investment Manager shall have the responsibility for the administration, investment and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary, except to the extent provided by law or as specifically provided herein.

16.2       Fiduciary Duty.  Each fiduciary under the Plan shall discharge its duties and responsibilities with respect to the Plan:

(a)           solely in the interest of the Plan Participants and former Participants, for the exclusive purpose of providing benefits to such Participants, former Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

(b)           with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)           by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

(d)           in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

16.3       Fiduciary Liability.  A fiduciary shall not be liable in any way for any acts or omissions constituting a breach of fiduciary responsibility occurring prior to the date it becomes a fiduciary or after the date it ceases to be a fiduciary.

16.4       Co—Fiduciary Liability.  A fiduciary shall not be liable for any breach of fiduciary responsibility by another fiduciary unless:

(a)           it participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;

(b)           by its failure to comply with Section 404(a)(1) of ERISA in the administration of its specific responsibilities that give rise to its status as a fiduciary, it has enabled such other fiduciary to commit a breach; or

(c)           having knowledge of a breach by such other fiduciary, it fails to make reasonable efforts under the circumstances to remedy the breach.

16.5       Delegation and Allocation.  The Plan Administrator may appoint committees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Plan Administrator. Such appointment and delegations must clearly specify the powers and duties delegated. Upon such appointment and delegation, the delegating Plan Administrator members shall have no liability for the acts or omissions of any such delegate, as long as the delegating Plan Administrator members do not violate their fiduciary responsibility in making or continuing such delegation.

IN WITNESS WHEREOF, the Company has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this                day of                                 , 2004.

WHOLE FOODS MARKET, INC.

By:

WHOLE FOODS MARKET

GROWING YOUR FUTURE 401(k) PLAN

APPENDIX A

PARTICIPATING EMPLOYERS

In accordance with the provisions of Section XV herein, the Company has approved the following Employers as participating organizations, or has caused the following Employers to withdraw from participation in the Plan, as of the dates specified below:

Name of Employer	Date of Adoption	Date of Withdrawal
Mrs. Gooch’s Natural Food Markets, Inc.	January 1, 2002
The Sourdough: A European Bakery, Inc.	January 1, 2002
Whole Foods Market California, Inc.	January 1, 2002
Whole Foods Market Services, Inc.	January 1, 2002
Whole Foods Market Southwest Investments, Inc.	January 1, 2002
Whole Foods Market Rocky Mountain/Southwest, L.P.	January 1, 2002
Whole Foods Market Group, Inc.	January 1, 2002
Allegro Coffee Company	January 1, 2002
Whole Foods Market IP, L.P.	January 1, 2002
Whole Food Company, Inc.	January 1, 2002
Whole Foods Market Brand 365, LLC	January 1, 2002
WFM Select Fish, Inc.	October 27, 2003
WFM Southern Nevada, Inc.	September 29, 2003
WFM Properties Management, Inc.	January 1, 2005
Whole Foods Market Pacific Northwest, Inc.	April 10, 2005
WFM Private Label, L.P.	January 1, 2007